Exhibit 1

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           MASTER RESTRUCTURING AND INVESTMENT AGREEMENT



                               Among


                        SPRINT CORPORATION,


                        FRANCE TELECOM S.A.


                                and


                        DEUTSCHE TELEKOM AG




                     Dated as of May 26, 1998




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


                         TABLE OF CONTENTS


                                                                Page

ARTICLE I  CLOSINGS; PURCHASE AND SALE OF SHARES..................1
           Section 1.1.  The Primary Closing......................1
           Section 1.2.  The Secondary Closing....................3
           Section 1.3.  The Greenshoe Closing....................4
           Section 1.4.  Purchase and Sale of Shares at
                         the Primary Closing......................5
           Section 1.5.  Purchase and Sale of Shares at
                         the Secondary and Greenshoe Closings.....6
           Section 1.6.  Antidilution.............................6
           Section 1.7.  Reduction of Purchased Shares............7
           Section 1.8.  Effect of Conversion.....................7
           Section 1.9.  Relationship of Purchases Under
                         this Agreement to CP Top Ups.............7
           Section 1.10. Effect on Stockholders' Agreement........7


ARTICLE II CONDITIONS TO CLOSINGS.................................7
           Section 2.1.  Conditions of All Parties to
                         Primary Closing..........................8
           Section 2.2.  Sprint's Conditions Precedent to
                         the Primary Closing......................9
           Section 2.3.  Conditions Precedent to the
                         Primary Closing for FT and DT...........10
           Section 2.4.  Conditions Precedent to
                         Secondary and Greenshoe Closings
                         During the Anticipated IPO Period.......12
           Section 2.5.  Conditions Precedent to Secondary
                         and Greenshoe Closings After the
                         Anticipated IPO Period..................14


ARTICLE III REPRESENTATIONS AND WARRANTIES OF SPRINT.............16
           Section 3.1.  Organization, Qualification, Etc........16
           Section 3.2.  Capital Stock and Other Matters.........16
           Section 3.3.  Validity of Shares......................16
           Section 3.4.  Corporate Authority; No
                         Violation...............................17
           Section 3.5.  No Conflict; No Default.................18
           Section 3.6.  Sprint Reports and Financial
                         Statements..............................18
           Section 3.7.  Absence of Certain Changes
                         or Events...............................19
           Section 3.8.  Litigation..............................19
           Section 3.9.  Proxy Statement; Other
                         Information.............................20
           Section 3.10. Certain Tax Matters.....................20
           Section 3.11. Amendments to the
                         Rights Agreement........................20


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           Section 3.12. Other Registration Rights...............21
           Section 3.13. Takeover Statutes.......................21
           Section 3.14. Vote Required; Board
                         Recommendation..........................22
           Section 3.15. Sprint Board Action.....................22
           Section 3.16. King & Spalding Opinion.................22
           Section 3.17. PCS Restructuring Agreement.............22


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
           THE BUYERS............................................22
           Section 4.1.  Representations and Warranties of FT....22
           Section 4.2.  Representations and Warranties of DT....25


ARTICLE V  COVENANTS.............................................27
           Section 5.1.  Cooperation.............................27
           Section 5.2.  Certain Actions by Sprint...............29
           Section 5.3.  IPO Matters.............................31
           Section 5.4.  Tax Matters.............................31
           Section 5.5.  Brokers or Finders......................31
           Section 5.6.  No Action Relating to
                         Takeover Statutes; Applicability
                         of Future Statutes and
                         Regulations.............................32
           Section 5.7.  Management and Allocation Policies......32
           Section 5.8.  Sprint Action...........................32
           Section 5.9.  Standstill Agreement....................32


ARTICLE VI TERMINATION; ABANDONMENT..............................33
           Section 6.1.  Events of Termination...................33
           Section 6.2.  Effect of Termination...................34
           Section 6.3.  Reimbursement of Expenses...............34
           Section 6.4.  Abandonment of Purchase
                         and Sale of Capital Stock
                         at Primary Closing......................34
           Section 6.5.  Abandonment of Secondary
                         Closing and Greenshoe Closing...........35


ARTICLE VII  MISCELLANEOUS.......................................36
           Section 7.1.  Survival of Representations
                         and Warranties..........................36
           Section 7.2.  Assignment..............................37
           Section 7.3.  Entire Agreement........................37
           Section 7.4.  Expenses................................38
           Section 7.5.  Waiver, Amendment, Etc..................38
           Section 7.6.  Binding Agreement; No Third
                         Party Beneficiaries.....................38


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           Section 7.7.  Notices.................................38
           Section 7.8.  Governing Law; Dispute Resolution;
                         Equitable Relief........................40
           Section 7.9.  Severability............................41
           Section 7.10. Translation.............................41
           Section 7.11. Table of Contents; Headings;
                         Counterparts............................42
           Section 7.12. Waiver of Immunity......................42
           Section 7.13. Continuing Director Approval............42
           Section 7.15. Currency................................43



ARTICLE VIII  DEFINITIONS........................................43
           Section 8.1   Certain Definitions.....................43


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           MASTER RESTRUCTURING AND INVESTMENT AGREEMENT

      MASTER RESTRUCTURING AND INVESTMENT AGREEMENT, dated as of May 26, 1998 (the "Agreement"), among Sprint Corporation, a corporation organized under the laws of Kansas ("Sprint"); France Telecom S.A., a societe anonyme formed under the laws of France ("FT"); and Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany ("DT" and, with FT, the "Buyers").

                             RECITALS
                             --------

      WHEREAS, Sprint, FT and DT entered into an Investment
Agreement dated as of July 31, 1995, as amended (the "Original
Investment Agreement"), pursuant to which the Buyers purchased shares of capital stock of Sprint;

      WHEREAS, concurrently with the execution and delivery of this Agreement, Sprint is entering into the PCS Restructuring Agreement, which provides for, among other things, (i) the CP Exchange, (ii) the IPO and (iii) the Recapitalization (capitalized terms used herein but not previously defined have the meanings set forth in Article VIII of this Agreement); and

      WHEREAS, in connection with the transactions contemplated herein and in the PCS Restructuring Agreement, Sprint and the Buyers desire to make certain changes to various existing agreements among the Buyers and Sprint, and the Buyers desire to purchase certain shares of capital stock from Sprint, all in accordance with the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, each of FT, DT and Sprint (each a "Party" and collectively the "Parties") agrees as follows:

                            ARTICLE I

              CLOSINGS; PURCHASE AND SALE OF SHARES
              -------------------------------------

      Section 1.1. The Primary Closing. The Primary Closing shall take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, at 10:00 a.m. (local time at the place of the Primary Closing) on the date of the consummation of the earlier to occur of the IPO or the Recapitalization, as the case may be, or at such other location or on such other date or time as the Parties hereto shall agree. On the Primary Closing Date, (i) the CP Closing will occur, (ii) either the IPO or the Recapitalization will be consummated, (iii) if the conditions to Primary Closing specified in Sections 2.1(b) and 2.3(b) are satisfied or waived prior to the Primary Closing, the purchase and sale of shares of capital stock of Sprint contemplated by
Section 1.4 shall be consummated, and (iv) the Parties will take the following actions:

           (a) The Initial Charter Amendment and (if the
      Recapitalization is to occur on the Primary Closing Date) the Subsequent Charter Amendment shall be filed with the Kansas Governmental Authorities.

           (b) Sprint shall deliver to each of FT and DT a copy of the Bylaw Amendment and the resolutions adopted by Sprint's Board of Directors in connection with the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Sprint.

           (c) Sprint and the Buyers shall deliver to each other a certificate to the effect that the representations and warranties of such Party are accurate in all material respects on the Primary Closing Date with the same effect as if made on the Primary Closing Date (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date and except to the extent contemplated or permitted by this Agreement or the PCS Restructuring Agreement).

           (d) Sprint and the Buyers shall deliver to each other a certificate that the covenants and agreements contained herein that are required to be performed by such Party on or prior to the Primary Closing have been performed in all material respects.

           (e) if the conditions to the Primary Closing specified in Sections 2.1(b) and 2.3(b) are satisfied or waived prior to the Primary Closing, certificates representing the shares of Series 3 PCS Stock to be issued to FT at the Primary Closing shall be delivered by Sprint to FT.

           (f) if the conditions to the Primary Closing specified in Sections 2.1(b) and 2.3(b) are satisfied or waived prior to the Primary Closing, certificates representing the shares of Series 3 PCS Stock to be issued to DT at the Primary Closing shall be delivered by Sprint to DT.

           (g) if the conditions to the Primary Closing specified in Sections 2.1(b) and 2.3(b) are satisfied or waived prior to the Primary Closing, cash (or, if the IPO does not occur on the Primary Closing Date, Top Up Notes or a combination of cash and Top Up Notes) in the amount of one-half of the purchase price for the shares of Series 3 PCS Stock being purchased by FT and DT on the Primary Closing Date shall be delivered by each of FT and DT, such cash (if applicable) to be delivered by wire transfer of immediately available funds to an account designated by Sprint to FT and DT at least five Business Days prior to the Primary Closing Date.

           (h) The Amended and Restated Stockholders' Agreement, in form reasonably satisfactory to each of the Parties shall be executed and delivered by each Party in the English and French languages.

           (i) The Amended and Restated Registration Rights
      Agreement, in form reasonably satisfactory to each of the Parties, shall be executed and delivered by each Party in the English and French languages.


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           (j) The Amended and Restated Standstill Agreement, in
      form reasonably satisfactory to each of the Parties, shall be executed and delivered by each Party in the English and French languages.

           (k) The Amended and Restated DT Investor
      Confidentiality Agreement, in form reasonably satisfactory to each of the Parties, shall be executed and delivered by DT and Sprint in the English language.

           (l) The Amended and Restated FT Investor
      Confidentiality Agreement, in form reasonably satisfactory to each of the Parties, shall be executed and delivered by FT and Sprint in the English and French languages.

All of the actions contemplated to occur at the Primary Closing shall be deemed to have occurred simultaneously, and none of such actions shall be effective unless all of such actions have occurred or are waived by the necessary Parties. Notwithstanding anything to the contrary in this Agreement, (i) the failure of any of the conditions set forth in Sections 2.1(b) or 2.3(b) to be satisfied or waived prior to or at the Primary Closing shall not affect the Buyers' obligations under Article V to vote (or cause to be voted) the shares of capital stock of Sprint they own (directly or indirectly) in favor of the Initial Charter Amendment, the Subsequent Charter Amendment, this Agreement, the Amended Other Agreements, the PCS Restructuring Agreement and the transactions contemplated hereby and thereby and any other matters related thereto presented for a vote at the Stockholders Meeting (including any class vote of the Class A Holders required thereat or in connection therewith), and their agreement not to exercise any disapproval rights which they may have under the Articles or otherwise with respect to any such matters, (ii) the failure of any of the conditions set forth in Sections 2.1(b) or 2.3(b) to be satisfied or waived prior to or at the Primary Closing shall not affect the Parties' obligations to proceed with all of the transactions and deliveries contemplated to be undertaken at the Primary Closing (other than the purchase and sale by the Buyers of the capital stock of Sprint), and such transactions and deliveries in fact shall proceed if all of the other conditions to the Primary Closing have been satisfied or waived, and (iii) if the conditions to the purchase and sale of the capital stock of Sprint at the Primary Closing are not satisfied or waived prior to or at the Primary Closing, unless this Agreement is otherwise terminated in accordance with its terms, the purchase and sale by the Buyers of the capital stock of Sprint contemplated to be purchased at the Primary Closing shall occur on the fifth Business Day (unless the Parties otherwise agree) following the satisfaction of all such conditions to the purchase and sale of such capital stock.

      Section 1.2. The Secondary Closing. If Sprint determines to proceed with the IPO after the Primary Closing Date, the Secondary Closing shall take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, at 10:00 a.m. (local time at the place of the Secondary Closing) on the date determined by Sprint in accordance with Section 5.2(d) or at such other location or on such other date or time as Sprint may determine. At the Secondary Closing, (i) the IPO will be consummated, and (ii) if the conditions to the Secondary Closing specified in Section 2.4 or 2.5, as applicable, are satisfied or waived prior to the Secondary Closing, the purchase


                               -3-
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and sale of shares of capital stock of Sprint contemplated by
Section 1.5 to occur at the Secondary Closing shall be consummated, and the Parties will take the following actions:

           (a) Sprint shall deliver to the Buyers the certificate contemplated by Section 2.4(b)(iv), and the Buyers shall deliver to Sprint the certificates contemplated by Section
      2.4(c)(iii).

           (b) Certificates representing the shares of Series 3
      PCS Stock to be issued to FT at the Secondary Closing shall be delivered by Sprint to FT.

           (c) Certificates representing the shares of Series 3
      PCS Stock to be issued to DT at the Secondary Closing shall be delivered by Sprint to DT.

           (d) Cash in the amount of one-half of the purchase price for such shares of Series 3 PCS Stock being purchased shall be delivered by each of FT and DT, such cash to be delivered by wire transfer of immediately available funds to an account designated by Sprint to FT and DT at least five Business Days prior to the Secondary Closing Date.

All of the actions contemplated to occur at the Secondary Closing shall be deemed to have occurred simultaneously, and none of such actions shall be effective unless all of such actions have occurred or are waived by the necessary Parties. Notwithstanding anything to the contrary in this Agreement, but subject to the provisions of Section 6.5, if the conditions to the purchase and sale of the capital stock of Sprint at the Secondary Closing are not satisfied or waived prior to or at the Secondary Closing the purchase and sale by the Buyers of the capital stock of Sprint contemplated to be purchased at the Secondary Closing shall occur on the fifth Business Day (unless the Parties otherwise agree) following the satisfaction of all such conditions to the purchase and sale of the capital stock.

      Section 1.3. The Greenshoe Closing. If the underwriters for the IPO exercise an over-allotment option in connection with the IPO (the "Greenshoe") after either the Primary Closing Date or the Secondary Closing Date, the Greenshoe Closing shall take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, at 10:00 a.m. (local time at the place of the Greenshoe Closing) on the date determined by Sprint in accordance with the terms of any underwriting agreement entered into by Sprint in connection with the IPO or at such other location or on such other date or time as Sprint may determine. At the Greenshoe Closing, (i) the over-allotment option granted to the underwriters will be consummated, and (ii) if the conditions to the Greenshoe Closing specified in Section
2.4 or 2.5, as applicable, are satisfied or waived prior to the Greenshoe Closing, the purchase and sale of shares of capital stock of Sprint contemplated by Section 1.5 to occur at the Greenshoe Closing shall be consummated, and the Parties will take the following actions:


                               -4-
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           (a) Sprint shall deliver to the Buyers the certificate
      contemplated by Section 2.4(b)(iii), and the Buyers shall deliver to Sprint the certificates contemplated by Section
      2.4(c)(iii).

           (b) Certificates representing the shares of Series 3
      PCS Stock to be issued to FT at the Greenshoe Closing shall be delivered by Sprint to FT.

           (c) Certificates representing the shares of Series 3
      PCS Stock to be issued to DT at the Greenshoe Closing shall be delivered by Sprint to DT.

           (d) Cash in the amount of one-half of the purchase price for such shares of Series 3 PCS Stock being purchased shall be delivered by each of FT and DT, such cash to be delivered by wire transfer of immediately available funds to an account designated by Sprint to FT and DT at least five Business Days prior to the Greenshoe Closing Date.

All of the actions contemplated to occur at the Greenshoe Closing shall be deemed to have occurred simultaneously, and none of such actions shall be effective unless all of such actions have occurred or are waived by the necessary Parties. Notwithstanding anything to the contrary in this Agreement, but subject to the provisions of Section 6.5, if the conditions to the purchase and sale of the capital stock of Sprint at the Greenshoe Closing are not satisfied or waived prior to or at the Greenshoe Closing the purchase and sale by the Buyers of the capital stock of Sprint contemplated to be purchased at the Greenshoe Closing shall occur on the fifth Business Day (unless the Parties otherwise agree) following the satisfaction of all such conditions to the purchase and sale of the capital stock.

      Section 1.4. Purchase and Sale of Shares at the Primary Closing. Upon the terms and subject to the conditions of this Agreement, Sprint shall issue, sell and deliver to each of FT and DT, and each of FT and DT, severally and not jointly, shall purchase and accept, shares of Series 3 PCS Stock at the Primary Closing as set forth below in this Section 1.4:

           (a) Subject to Sections 1.6, 1.7, 1.8 and 1.9, FT and DT shall purchase that number of whole shares (rounded up to the nearest whole share) of Series 3 PCS Stock sufficient for FT and DT to have acquired Beneficial Ownership, in the aggregate, equal to 25% of the aggregate Voting Power attributable to the shares of Series 1 PCS Stock, Series 2 PCS Stock and PCS Preferred Stock issued in the CP Exchange, the IPO (if the IPO occurs on the Primary Closing Date), the CP/IPO Top Up Purchase (if the IPO occurs on the Primary Closing Date), the PCS Preferred Issuance, and the CP/FT-DT Top Up Purchase to be effected at the Primary Closing. Such shares shall be purchased at the applicable price specified below in this Section 1.4(a) and determined at the date of the Primary Closing as follows:


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                (i) if Sprint elects to complete the IPO on the
           Primary Closing Date, the purchase price per share of such shares of Series 3 PCS Stock shall be the IPO Price net of any underwriting discounts in connection with the IPO, which purchase price shall be paid in cash in immediately available funds.

                (ii) if Sprint elects to complete the
           Recapitalization on the Primary Closing Date and prior to the IPO, then the purchase price per share of such shares of Series 3 PCS Stock shall be an amount equal to the Volume Weighted Trading Average of the Series 1 PCS Stock for the period of 20 consecutive Trading Days following the commencement of regular way trading in connection with the Recapitalization, which purchase price shall be paid by the issuance to Sprint by FT and DT of Top Up Notes or a combination of cash and Top Up Notes.

           (b) Each of FT and DT agrees to purchase one-half of the shares of Series 3 PCS Stock to be purchased pursuant to Section 1.4(a). The purchase of shares of capital stock by FT and DT pursuant to this Section 1.4 shall be consummated concurrently, and no purchase of shares by FT or DT pursuant to this Section 1.4 shall be made unless and until the concurrent purchase by the other Party is so effected.

      Section 1.5. Purchase and Sale of Shares at the Secondary and Greenshoe Closings. Upon the terms and subject to the conditions of this Agreement, if the Secondary Closing or the Greenshoe Closing occurs, subject to Sections 1.6, 1.7, 1.8 and 1.9, Sprint shall issue, sell and deliver to each of FT and DT, and each of FT and DT, severally and not jointly, shall purchase and accept, at the Secondary Closing or the Greenshoe Closing, as the case may be, that number of whole shares (rounded up to the nearest whole share) of Series 3 PCS Stock sufficient for FT and DT to have acquired Beneficial Ownership, in the aggregate, equal to 25% of the aggregate Voting Power attributable to the shares of Series 1 PCS Stock and Series 2 PCS Stock issued (i) in the case of the Secondary Closing, in the IPO (if the IPO occurs on the Secondary Closing Date), the CP/IPO Top Up Purchase (if the IPO occurs on the Secondary Closing Date), and the CP/FT-DT Top Up Purchase to be effected at the Secondary Closing, and (ii) in the case of the Greenshoe Closing, in the Greenshoe, the CP/Greenshoe Top Up Purchase and the CP/FT-DT Top Up Purchase to be effected at the Greenshoe Closing. Such shares shall be purchased at the IPO Price net of any underwriting discounts in connection with the IPO. Each of FT and DT agrees to purchase one-half of the shares of Series 3 PCS Stock to be purchased pursuant to this Section 1.5. The purchase of shares of capital stock by FT and DT pursuant to this Section 1.5 shall be consummated concurrently, and no purchase of shares by FT or DT pursuant to this Section 1.5 shall be made unless and until the concurrent purchase by the other Party is so effected.

      Section 1.6. Antidilution. The number of shares of Series 3 PCS Stock to be purchased by the Buyers hereunder and the purchase price therefor shall be adjusted to reflect any stock split, subdivision, stock dividend, or other reclassification, consolidation or a combination of the Voting Securities of Sprint or similar action or transaction after the date hereof, provided that no adjustment shall be made under this Section 1.6 in respect of the Recapitalization.


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      Section 1.7. Reduction of Purchased Shares. At any
Applicable Closing, the number of shares of Series 3 PCS Stock to be purchased by FT and DT hereunder shall be reduced by the minimum number of shares, if any, necessary so that, following such Applicable Closing, FT and DT and their respective Affiliates shall Beneficially Own in the aggregate (rounded up to the nearest whole share) 20% of the sum of (a) the aggregate number of Votes of Sprint outstanding at that time (giving effect to any other issuances of Voting Securities of Sprint to take place concurrently with such Applicable Closing) and (b) the aggregate number of Votes represented by the Voting Securities of Sprint which FT and DT and their respective Affiliates have committed to purchase from Sprint (but not including any Voting Securities of Sprint to be purchased by FT and DT under this Agreement, other than Voting Securities which have been purchased prior to the Applicable Closing or which will be purchased at such Applicable Closing). Any reduction in shares pursuant to this Section 1.7 shall be borne one-half by each of FT and DT.

      Section 1.8. Effect of Conversion. If after the date hereof all outstanding shares of Class A Stock shall have been converted into Non-Class A Common Stock pursuant to the Class A Provisions, each share of Series 3 PCS Stock to have been issued by Sprint pursuant to this Agreement shall instead be issued as one duly issued, fully paid and nonassessable share of Series 1 PCS Stock.

      Section 1.9. Relationship of Purchases Under this Agreement to CP Top Ups. In connection with the exercise by FT and DT of their rights under this Agreement to purchase shares of capital stock of Sprint at each Applicable Closing, Sprint shall use its reasonable efforts to coordinate the exercise of purchase rights by the Cable Partners and FT and DT to avoid a series of successive exercises of purchase rights triggered by a single issuance.

      Section 1.10. Effect on Stockholders' Agreement. To the extent FT and DT purchase shares of Sprint capital stock pursuant to this Agreement in respect of the CP Exchange, the IPO, the Greenshoe, the CP/FT-DT Top Up, the CP/IPO Top Up, the CP/Greenshoe Top Up and/or the issuance of the PCS Preferred Stock, such purchase shall be in lieu of the Equity Purchase Rights which FT and DT otherwise would have had under the Stockholders' Agreement and the Amended and Restated Stockholders' Agreement as a result of such events, and no such Equity Purchase Rights as a result of such events may be exercised under such documents with respect to the transactions contemplated by this Agreement except to the extent that FT and DT do not purchase shares of capital stock in respect of such events because this Agreement is terminated or the Secondary Closing or Greenshoe Closing is abandoned.


                            ARTICLE II

                      CONDITIONS TO CLOSINGS
                      ----------------------


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      Section 2.1. Conditions of All Parties to Primary Closing.

           (a) The respective obligations of each Party to consummate the transactions contemplated by this Agreement to occur at the Primary Closing (other than the purchase and sale of the capital stock of Sprint to be acquired by FT and DT hereunder) are subject to the fulfillment at or prior to the Primary Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the Party being benefitted thereby, to the extent permitted by applicable Law:

                (i) The matters presented for a vote of the stockholders of Sprint at the Stockholders Meeting as contemplated by Section 5.2(b) shall have been duly approved by the requisite holders of capital stock of Sprint in accordance with applicable Law and the Articles and Bylaws of Sprint.

                (ii) The CP Closing shall be consummated simultaneously with the Primary Closing.

                (iii) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that enjoins the actions to be effected at the Primary Closing under clauses (a) and (b) and (h) through (m) only of Section 1.1 of this Agreement or the transactions contemplated by the PCS Restructuring Agreement.

                (iv) The IPO or the Recapitalization (whichever Sprint has elected to complete concurrently with the CP Exchange on the Primary Closing Date) shall be consummated simultaneously with the Primary Closing.

                (v) The Initial Charter Amendment and (if the
           Recapitalization is to occur concurrently with the CP
           Exchange) the Subsequent Charter Amendment shall have been filed with the Kansas Secretary of State.

           (b) The respective obligations of each Party to consummate the purchase and sale of the capital stock of Sprint to be purchased by FT and DT hereunder at the Primary Closing are subject to the fulfillment at or prior to the Primary Closing Date of each of the conditions specified in Section 2.1(a) and each of the following additional conditions, any or all of which may be waived in whole or in part by the Party being benefitted thereby, to the extent permitted by applicable Law:

                (i) All consents, if any, required from the Federal Communications Commission in order to permit the purchase and sale of the shares of capital stock of Sprint to be purchased by FT and DT at the Primary Closing shall have been granted, in each case without any material limitation, restriction, requirement or condition on Sprint, FT or DT.

                (ii) FT shall have received all approvals, if any, of the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) and all approvals, if any, of the French minister in charge of posts and telecommunications (ministre charge des postes et des telecommunications) required in order to permit the purchase and sale of the shares of capital stock of Sprint to be purchased by FT and DT at the Primary Closing.

                (iii) DT shall have received all approvals, if any, of the Bundeskartellamt required in order to permit the purchase and sale of the shares of capital stock of Sprint to be purchased by FT and DT at the Primary Closing.

                (iv) All other material Governmental Approvals, if any, required in order to permit the purchase and sale of the shares of capital stock of Sprint to be purchased by FT and DT at the Primary Closing shall have been received.

                (v) No Change of Control shall have occurred.

      Section 2.2. Sprint's Conditions Precedent to the Primary Closing. The obligations of Sprint to effect the transactions contemplated by this Agreement to occur at the Primary Closing (including the purchase and sale of the capital stock of Sprint to be acquired by FT and DT hereunder at the Primary Closing) are subject to the satisfaction, on or prior to the Primary Closing Date, of each of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by
Sprint:

           (a) The representations and warranties of each of FT and DT contained in this Agreement shall be accurate in all material respects on the Primary Closing Date with the same effect as if made on the Primary Closing Date (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date and except to the extent contemplated or permitted by this Agreement or the PCS Restructuring Agreement). At the Primary Closing, Sprint shall be provided with a certificate to such effect from each of FT and DT, signed by a duly authorized officer thereof.

           (b) All covenants and agreements of each of FT and DT contained in this Agreement and required to be performed on or prior to the Primary Closing Date shall have been performed in all material respects on or prior to the Primary Closing. At the Primary Closing, Sprint shall be provided with a certificate to such effect from each of FT and DT, signed by a duly authorized officer thereof.

           (c) There shall not have occurred any change in applicable Law or any change in facts beyond Sprint's reasonable control, in either case occurring after the date hereof, that would prevent King & Spalding from reaffirming to Sprint on the Primary Closing Date its opinion described in Section 3.7. For purposes of this Section 2.2(c), Law also includes any Revenue Ruling, proposed regulations or official notice of intent to propose regulations issued by the Internal Revenue Service, or a bill introduced in the House of Representatives or Senate of the United States or legislation proposed by the United States Treasury Department.

           (d) Each of the Amended Other Agreements shall have been executed by the Buyers which are parties thereto and delivered to Sprint.

      Section 2.3. Conditions Precedent to the Primary Closing for FT and DT.

           (a) The obligations of each of FT and DT to effect the transactions contemplated by this Agreement to occur at the Primary Closing (other than the purchase and sale of the capital stock of Sprint to be acquired by FT and DT hereunder at the Primary Closing) are subject to the satisfaction, on or prior to the Primary Closing Date, of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by FT and DT:

                (i) All representations and warranties of Sprint (other than the representations and warranties set forth in Sections 3.6, 3.7 and 3.8) shall be accurate in all material respects on the Primary Closing Date with the same effect as if made on the Primary Closing Date (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date and except to the extent contemplated or permitted by this Agreement or the PCS Restructuring Agreement). At the Primary Closing, FT and DT shall be provided with a certificate to such effect from Sprint, signed by a duly authorized officer thereof.

                (ii) All covenants and agreements of Sprint contained in this Agreement and required to be performed on or prior to the Primary Closing Date shall have been performed in all material respects on or prior to the Primary Closing. At the Primary Closing, FT and DT shall be provided with a certificate to such effect from Sprint, signed by a duly authorized officer thereof.

                (iii) Sprint shall have amended its Articles in accordance with the Initial Charter Amendment and (if the Recapitalization is to occur on the Primary Closing Date) the Subsequent Charter Amendment.

                (iv) Sprint shall have duly adopted the Bylaw
           Amendment and such amended terms shall be in full force and effect.

                (v) Each of the Amended Other Agreements shall have been executed by Sprint and delivered to the Buyers which are parties thereto.

                (vi) The Board of Directors shall have taken appropriate action so that the provisions of Kan. Stat. Ann. Section 17-12,101 (the "Business Combination Statute") restricting "business combinations" with "interested stockholders" (each as defined in Kan. Stat. Ann. Section 17-12,100) will not apply to FT, DT or any Person who as of the date hereof is an Affiliate of FT or DT with respect to the purchase and sale of shares of capital stock of Sprint pursuant to and permitted by this Agreement and the Amended Other Agreements.

                (vii) The Series 1 FON Stock and Series 1 PCS Stock issuable upon conversion of the Class A Stock to be issued pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, or if not so approved, shall have been approved for listing on the American Stock Exchange or approved for quotation on the National Association of Securities Dealers Automated Quotations National Market System subject to official notice of issuance.

                (viii) Each of the Buyers shall have received opinions dated as of the Primary Closing Date, from counsel to the Company reasonably satisfactory to the Buyers, in form reasonably satisfactory to the Parties.

           (b) The obligations of each of FT and DT to effect the purchase and sale of the capital stock of Sprint to be acquired by FT and DT hereunder at the Primary Closing are subject to the satisfaction, on or prior to the Primary Closing Date, of each of the conditions specified in
      Section 2.3(a) and each of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by FT and DT:

                (i) The representations and warranties of Sprint set forth in Sections 3.6, 3.7 and 3.8 shall be accurate in all material respects on the Primary Closing Date with the same effect as if made on the Primary Closing Date (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date and except to the extent contemplated or permitted by this Agreement or the PCS Restructuring Agreement). At the Primary Closing, FT and DT shall be provided with a certificate to such effect from Sprint, signed by a duly authorized officer thereof.

                (ii) There shall not have occurred after the date hereof any change in applicable Law that would cause the Recapitalization to be deemed taxable to FT or DT under French or German tax law.

                (iii) Unless FT and DT have otherwise consented in writing, the PCS Restructuring Agreement shall not have been amended in a manner which fundamentally changes the transactions contemplated by the PCS Restructuring Agreement or which is materially adverse to FT and DT.


      Section 2.4. Conditions Precedent to Secondary and
Greenshoe Closings During the Anticipated IPO Period.

           (a) If the IPO occurs within 180 days following the CP Exchange, the respective obligations of each Party to consummate the transactions contemplated by this Agreement to occur at each of the Secondary Closing and the Greenshoe Closing are subject to the fulfillment at or prior to each of the Secondary Closing Date and Greenshoe Closing Date, respectively, of the following conditions, which may be waived in whole or in part by the Party being benefitted thereby, to the extent permitted by applicable Law:

                (i) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that enjoins the consummation of the transactions to be effected at the Secondary Closing or the Greenshoe Closing, as the case may be.

                (ii) All material Governmental Approvals, if any, required in order to permit the purchase and sale of the shares of capital stock of Sprint to be purchased by FT and DT at the Secondary Closing or the Greenshoe Closing, as the case may be, shall have been received.

           (b) If the IPO occurs within 180 days following the CP Exchange, the obligation of each Buyer to consummate the transactions contemplated hereby at a Secondary Closing or Greenshoe Closing is subject to the fulfillment of each of the following conditions on or prior to the date of such Secondary Closing or Greenshoe Closing:

                (i) The representations and warranties of Sprint set forth in Sections 3.1, 3.2(a), 3.3, 3.4 and 3.5 shall be true and correct in all material respects at and as of the date hereof and at and as of the date of such Secondary Closing or Greenshoe Closing, as the case may be, as if such representations and warranties were made at and as of such date except (x) with respect to representations and warranties that relate solely to a date prior to such date, and were true and correct in all material respects on such prior date, and (y) to the extent contemplated or permitted by this Agreement, the PCS Restructuring Agreement, the Amended Other Agreements or the Articles.

                (ii) The first two sentences of Section 3.6(a) (as to SEC Documents filed prior to the Applicable Closing) and Section 3.7 (but in the case of Section
           3.7 only as to changes prior to the Applicable Closing, but after the later of (x) the end of the quarter covered by the last Quarterly Report on Form 10-Q of Sprint filed prior to the Applicable Closing, and (y) the end of the year covered by the last Annual Report on Form 10-K of Sprint filed prior to the Applicable Closing) shall be true and correct in all material respects at and as of the date of the Secondary Closing or the Greenshoe Closing, as the case may be, except to the extent such failure to be true and correct does not relate to, and is not reasonably likely to relate to, a material adverse change in the business, operations, results of operations, financial condition, assets or liabilities of Sprint compared to the last to be filed prior to the Applicable Closing of the Annual Report on Form 10-K of Sprint or the Quarterly Report on Form 10-Q of Sprint.

                (iii) Sprint shall have performed and complied in all material respects with its obligations under
           Section 5.6 of this Agreement; Article FIFTH of the Articles (to the extent such Article relates to the rights of the holders of Class A Stock); the Class A Provisions; and Articles III, IV, V and VI, and Sections 7.1, 7.4, 7.8, 7.10 and 7.11 of the
           Stockholders' Agreement and the Amended and Restated Stockholders' Agreement.

                (iv) Sprint shall have delivered to the Buyers a certificate, dated the date of such Secondary Closing or Greenshoe Closing, as the case may be, signed by a duly authorized senior officer of Sprint, certifying that the conditions specified in Sections 2.4(b)(i) and (ii) have been fulfilled.

                (v) No Change of Control shall have occurred.

                (vi) There shall not have occurred after the date hereof any change in applicable Law that would cause the Recapitalization to be deemed taxable to FT or DT under French and German tax law.

           (c) The obligation of Sprint to consummate the transactions contemplated hereby at a Secondary Closing or Greenshoe Closing is subject to the fulfillment of each of the following conditions on or prior to the date of such Secondary Closing or Greenshoe Closing:

                (i) The representations and warranties of the Buyers set forth in Sections 4.1(a), 4.1(b), 4.1(d), 4.1(g), 4.2(a), 4.2(b), 4.2(d) and 4.2(g) shall be true and correct in all material respects at and as of the date hereof and at and as of the date of such Secondary Closing or Greenshoe Closing, as the case may be, as if such representations and warranties were made at and as of such date except (x) with respect to representations and warranties that relate solely to a date prior to such date, and were true and correct in all material respects on such prior date, and (y) to the extent contemplated or permitted by this Agreement, the PCS Restructuring Agreement, the Amended Other Agreements or the Articles.

                (ii) Each of the Buyers shall have performed and complied in all material respects with its obligations under Article I of this Agreement, Article II and
           Section 7.5 of the Stockholders' Agreement and the Amended and Restated Stockholders' Agreement, Sections 2.1, 3.1 and 3.2(b) of the Standstill Agreement and the Amended and Restated Standstill Agreement, the Investor Confidentiality Agreements and the Amended and Restated Investor Confidentiality Agreements.

                (iii) Each of the Buyers shall have delivered to Sprint a certificate, dated the date of such Secondary Closing or Greenshoe Closing, as the case may be, signed by a duly authorized senior officer of such Buyer, certifying that the conditions specified in Sections 2.4(c)(i) and (ii) have been fulfilled.

           (d) Except as set forth in this Section 2.4, no breach of the representations, warranties, covenants or agreements contained in this Agreement shall affect the obligations of the Parties to consummate the purchase and sale of capital stock of Sprint at any Secondary Closing or Greenshoe Closing, provided that this sentence shall not affect any other rights, liabilities, duties or obligations of the Parties arising under this Agreement as a result of such breach.

      Section 2.5. Conditions Precedent to Secondary and
Greenshoe Closings After the Anticipated IPO Period.

           (a) If the IPO occurs after 180 days following the CP Exchange, the respective obligations of each Party to consummate the transactions contemplated by this Agreement to occur at each of the Secondary Closing and the Greenshoe Closing are subject to the fulfillment at or prior to each of the Secondary Closing Date and Greenshoe Closing Date, respectively, of the following conditions which may be waived in whole or in part by the Party being benefitted thereby, to the extent permitted by applicable Law:

                (i) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that enjoins the consummation of the transactions to be effected at the Secondary Closing or the Greenshoe Closing, as the case may be.

                (ii) All other material Governmental Approvals, if any, required in order to permit the purchase and sale of the shares of capital stock of Sprint to be purchased by FT and DT at the Secondary Closing or the Greenshoe Closing, as the case may be, shall have been received.

           (b) If the IPO occurs after 180 days following the CP Exchange, in addition to the conditions set forth in
      Section 2.4(b), the obligations of the Buyers to consummate the transactions contemplated by this Agreement to occur at each of the Secondary Closing and the Greenshoe Closing are subject to the fulfillment at or prior to each of the Secondary Closing Date and Greenshoe Closing Date, respectively, of the following conditions, which may be waived in whole or in part by the Buyers, to the extent permitted by applicable Law:

                (i) The representations and warranties of Sprint contained in this Agreement shall be accurate in all material respects on the date of the Applicable Closing with the same effect as if made on the date of the Applicable Closing (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date and except to the extent contemplated or permitted by this Agreement or the PCS Restructuring Agreement). At the Applicable Closing, the Buyers shall be provided with a certificate to such effect from Sprint, signed by a duly authorized officer thereof.

                (ii) There shall not have occurred after the date hereof any change in applicable Law that would cause the Recapitalization to be deemed taxable to FT or DT under French and German tax law.

           (c) If the IPO occurs after 180 days following the CP Exchange, in addition to the conditions set forth in
      Section 2.4(c), the obligations of Sprint to consummate the transactions contemplated by this Agreement to occur at each of the Secondary Closing and the Greenshoe Closing are subject to the fulfillment at or prior to each of the Secondary Closing Date and Greenshoe Closing Date, respectively, of the following condition, which may be waived in whole or in part by Sprint, to the extent permitted by applicable Law:

           The representations and warranties of each of FT and DT contained in this Agreement shall be accurate in all material respects on the date of the Applicable Closing with the same effect as if made on the date of the Applicable Closing (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date and except to the extent contemplated or permitted by this Agreement or the PCS Restructuring Agreement). At the Applicable Closing, Sprint shall be provided with a certificate to such effect from each of FT and DT, signed by a duly authorized officer thereof.

                           ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SPRINT
             ----------------------------------------

      Sprint represents and warrants to each of FT and DT as follows:

      Section 3.1. Organization, Qualification, Etc. Sprint is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Sprint has all requisite corporate power and authority to: (a) enter into this Agreement, the Amended Other Agreements and the letter agreement dated as of the date hereof among the Parties hereto identifying certain documents as being in form reasonably satisfactory to the Parties (the "Letter Agreement"), (b) subject to approval by the stockholders of Sprint and to the filing of the Proposed Charter Amendments, issue and sell shares of Series 3 PCS Stock to the Buyers pursuant to this Agreement and comply with its obligations under this Agreement, each Amended Other Agreement and the Letter Agreement, and (c) own, lease and operate its properties and assets and to carry on in all material respects its business as now being conducted and proposed to be conducted as shall be described in the Proxy Statement.

      Section 3.2. Capital Stock and Other Matters.

           (a) Schedule 3.2 sets forth the authorized capital stock of Sprint and the number of each class of shares issued and outstanding as of March 31, 1998. No bonds, debentures, notes or other indebtedness of Sprint or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of capital stock of Sprint may vote are issued and outstanding on the date hereof. All of the issued and outstanding shares of Sprint's capital stock are validly issued, fully paid and nonassessable. No holder of the outstanding shares of Sprint's capital stock is entitled to preemptive rights with respect to any issuance of shares of Class A Stock.

           (b) Except as set forth in Schedule 3.2, no class of capital stock of Sprint is entitled to preemptive rights. Except as set forth in Schedule 3.2, there are no stockholder agreements, voting trusts or other Contracts to which Sprint is a party or by which it is bound relating to the voting or transfer of any shares or units of any Voting Securities of Sprint.

      Section 3.3. Validity of Shares.

           (a) Subject to obtaining the approval of the stockholders of Sprint specified in Section 5.2(b) hereof and to the filing of the Proposed Charter Amendments with the appropriate Kansas Governmental Authorities, (i) when the shares of Series 3 PCS Stock are issued and delivered, in each case against payment therefor at each Applicable Closing as provided hereby (including cash in an amount at least equal to the aggregate par value of the shares), each such share shall be validly issued, free of any Lien (other than any Lien arising due to the action or inaction of any of the Buyers), fully paid and a nonassessable share of capital stock of Sprint and (ii) upon the filing of the Proposed Charter Amendments, each share of Class A Common Stock into which the Class A Common Stock held by FT is automatically reclassified and changed, and each share of Class A Common Stock--Series DT into which the Class A Common Stock held by DT is automatically reclassified and changed, will be validly issued, free of any Lien (other than any Lien arising due to the action or inaction of any of the Buyers), fully paid and a nonassessable share of capital stock of Sprint.

           (b) Subject to obtaining the approval of the stockholders of Sprint specified in Section 5.2(b) hereof and to the filing of the Proposed Charter Amendments with the appropriate Kansas Governmental Authorities, upon the filing of the Proposed Charter Amendments:

                (i) When shares of Series 3 FON Stock, Series 3 PCS Stock, Series 1 FON Stock or Series 1 PCS Stock, as applicable, are delivered upon sale or exchange of interests in the Class A Common Stock or Class A Common Stock--Series DT, each such share will be validly issued, free of any Lien (other than any Lien arising due to the action or inaction of any of the Buyers), fully paid and a nonassessable share of capital stock of Sprint;

                (ii) The holders of Class A Common Stock shall, at any time, be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock and Series 1 PCS Stock to the extent such Class A Common Stock represents, at such time, Shares Issuable With Respect To The Class A Equity Interest In the FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group (as each such term is defined in the Proposed Charter Amendments); and

                (iii) Each share of Sprint capital stock into which any share of Class A Stock is reclassified upon a recapitalization in accordance with ARTICLE SIXTH,
           Section 1.2(e) of the Subsequent Charter Amendment will be validly issued, free of any Lien (other than any Lien arising due to the action or inaction of any of the Buyers), fully paid and a nonassessable share of capital stock of Sprint.

      Section 3.4. Corporate Authority; No Violation. The execution, delivery and performance of this Agreement, each Amended Other Agreement and the Letter Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of Sprint's capital stock) have been duly authorized by all requisite corporate action on the part of Sprint, subject to obtaining the approval of the stockholders of Sprint specified in Section 5.2 hereof and to the filing of the Proposed Charter Amendments with the appropriate Kansas Governmental Authorities and assuming that, with respect solely to those provisions of the Stockholders' Agreement, the Amended and Restated Stockholders' Agreement, the Articles and the Proposed Charter Amendments that require explicitly the receipt of Continuing Director approval for the performance of obligations or consummation of transactions on the part of Sprint thereunder,

Continuing Director approval is obtained in the manner provided therein. Upon the execution and delivery by Sprint of this Agreement, each Amended Other Agreement and the Letter Agreement, each such agreement will constitute a legal, valid and binding agreement of Sprint, enforceable against Sprint in accordance with its terms.

      Section 3.5. No Conflict; No Default. Neither the execution, delivery and performance by Sprint of this Agreement, each Amended Other Agreement and the Letter Agreement, the adoption of the Bylaws Amendment and the adoption and filing of the Proposed Charter Amendments nor the consummation by Sprint of the transactions contemplated hereby or thereby will: (i) subject to the approval of the stockholders of Sprint contemplated by
Section 5.2 hereof and the filing of the Proposed Charter Amendments with the appropriate Kansas Governmental Authorities, violate or conflict with any provision of the Articles or Bylaws, assuming that, with respect solely to those provisions of the Stockholders' Agreement, the Amended and Restated Stockholders' Agreement and the Proposed Charter Amendments that require explicitly the receipt of Continuing Director approval for the performance of obligations or consummation of transactions on the part of Sprint hereunder or thereunder, Continuing Director approval is obtained in the manner provided herein or therein;
(ii) require any Governmental Approvals or Third Party Approvals, except (x) as set forth in Schedule 3.5 or (y) where the failure to so obtain, make or file such Governmental Approvals or Third Party Approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or adversely affect in any material respect Sprint's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement; (iii) except as set forth in Schedule 3.5, result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of Sprint or any of its Subsidiaries pursuant to, any Contract to which Sprint or any of its Subsidiaries is a party or by which Sprint or any of its Subsidiaries or any of their respective assets or properties is bound, except for any such defaults, terminations, cancellations, amendments, accelerations, losses, or Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or adversely affect in any material respect Sprint's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement; or (iv) except as set forth in Schedule 3.5, violate or conflict with any Law applicable to Sprint or any of its Subsidiaries, or any of the properties, businesses, or assets of any of Sprint or any of its Subsidiaries, except violations and conflicts that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or adversely affect in any material respect Sprint's ability to performs its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

      Section 3.6. Sprint Reports and Financial Statements.

           (a) Sprint has previously made available to FT and DT complete and correct copies of each: (i) annual report on Form 10-K for Sprint; (ii) quarterly report on Form 10-Q for Sprint; (iii) definitive proxy statement for Sprint;
      (iv) current report on Form 8-K for Sprint; and (v) other form, report, schedule and statement, in the case of each of clauses (i), (ii), (iii), (iv) and (v) filed by Sprint with the SEC under the Exchange Act since January 1, 1997 (collectively, the "SEC Documents"). As of their respective dates, each of the SEC Documents complied (or will comply) in all material respects with the requirements of the Exchange Act to the extent applicable to such SEC Document, and none of such SEC Documents (as of their respective dates) contained (or will contain) an untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as the same was corrected or superseded in a subsequent document duly filed with the SEC, that has been delivered to the Buyers. Since January 1, 1997, Sprint has timely filed all reports and registration statements and made all filings required to be filed under the Exchange Act with the SEC under the rules and regulations of the SEC.

           (b) The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Documents (including any related notes) fairly present the financial position of Sprint and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in cash flows for the periods specified, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with past practice and GAAP applied on a consistent basis during the periods involved (except as otherwise stated therein). Since March 31, 1998, Sprint and its Subsidiaries have incurred no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or materially and adversely affect Sprint's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

      Section 3.7. Absence of Certain Changes or Events. Since March 31, 1998 there has not been, occurred or arisen any change in the business, financial condition or results of operations of Sprint and its Subsidiaries taken as a whole, other than as a result of changes in general business conditions or legal or regulatory changes affecting the U.S. telecommunications industry generally (including the effect on competition resulting therefrom) or actions by competitors, having a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or any change that adversely affects in any material respect Sprint's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

      Section 3.8. Litigation. There is no Proceeding pending or, to the best of Sprint's Knowledge, threatened against or relating to Sprint or any of its Subsidiaries at law or in equity that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or affect adversely in any material respect Sprint's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against

Sprint or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole or adversely affect in any material respect Sprint's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

      Section 3.9. Proxy Statement; Other Information.

           (a) None of the information included, or incorporated by reference, in the Proxy Statement or any amendment or supplement thereto, will at the time of the mailing of the definitive Proxy Statement, and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided that the foregoing shall not apply to any investment bank's fairness opinion included therein and that no representation is made by Sprint with respect to (i) information provided by FT, DT or any of their Affiliates in writing specifically for inclusion, or incorporation by reference, in the Proxy Statement, or (ii) any representations or warranties made by FT or DT in any agreement that is included as a schedule or exhibit to the Proxy Statement. The Proxy Statement, at the time of the mailing and at the time of the Stockholders Meeting, will comply in all material respects with the provisions of the Exchange Act.

           (b) All documents that Sprint is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby other than those described in Section 3.9(a) have complied and will comply in all material respects with applicable Law. All information supplied or to be supplied by Sprint in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by the Amended Other Agreements will be, at the time of filing, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole and would not adversely affect in any material respect the consummation of the transactions contemplated by this Agreement or any Amended Other Agreement or the Letter Agreement.

      Section 3.10. Certain Tax Matters. To the best of Sprint's Knowledge and belief, it is reasonable to assert that Sprint is not a United States Real Property Holding Corporation, as that term is defined under Section 897 of the Code and the regulations promulgated thereunder.

      Section 3.11. Amendments to the Rights Agreement. The Board of Directors has taken, or prior to the Primary Closing will take, all necessary action to amend the Rights Agreement to provide that the ownership by FT, DT and their respective Affiliates and Associates of all of the Voting Securities permitted to be owned by them under Sections 2.1(a)(i) and 2.3 of the Amended and Restated Standstill Agreement (but not Sections 2.1(a)(ii) or 2.2 thereof or Section 2.3 thereof to the extent based upon an applicable Percentage Limitation (as defined in the Amended and

Restated Standstill Agreement) as determined by Section 2.1(a)(ii) or 2.2 thereof) will not result in FT, DT or any of their respective Affiliates or Associates (as such terms are defined in the Rights Agreement) being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or result in the occurrence of a Stock Acquisition Date, Distribution Date,
Section 11(a)(ii) Event or Section 13 Event (as such terms are defined in the Rights Agreement).

      Section 3.12. Other Registration Rights. Sprint has not granted, and has not agreed to grant, any demand or incidental registration rights to any Person other than (a) rights granted pursuant to the Registration Rights Agreement and to be granted pursuant to the Amended and Restated Registration Rights Agreement, (b) rights to be granted to the Cable Partners pursuant to the Cable Partners Registration Rights Agreement, and
(c) rights issued after the date hereof that will not adversely affect the registration rights to be granted to the Buyers in the Amended and Restated Registration Rights Agreement.

      Section 3.13. Takeover Statutes. The Board of Directors has taken appropriate action so that the provisions of the Business Combination Statute will not, prior to the termination of this Agreement, apply to FT, DT or any Person who as of the date hereof is an Affiliate of FT or DT. The ownership by FT and DT and any subsidiary of FT and/or DT identified in the Acquiring Person Statement of shares of Sprint's capital stock representing in the aggregate less than one-third of the voting power of Sprint (assuming for purposes of the Kansas Control Share Acquisitions Statute that none of FT, DT, any subsidiary of FT and/or DT identified in the Acquiring Person Statement, or their respective affiliates and associates (as each such term is defined in the Kansas Control Share Acquisitions Statute), acquires any Voting Securities other than as contemplated or permitted by the Original Investment Agreement, any Initial Other Agreement, this Agreement, any Amended Other Agreement or the Articles, or owned, directly or indirectly, or had or exercised the power to vote or direct the vote of, in each case alone or as part of a group, any Voting Securities as of the date of this Agreement or at the time of the vote contemplated by Section 5.2 other than as set forth in Sections 4.1(f) and 4.2(f)) will not result in a loss of voting rights with respect to such shares due to the Kansas Control Share Acquisitions Statute. No other "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar anti-takeover statute or regulation enacted under the applicable Laws of any state of the United States of America will apply to this Agreement or any Amended Other Agreement, or the transactions contemplated hereby or thereby (assuming that none of FT, DT and their respective Affiliates Beneficially Own any Voting Securities as of the date hereof other than as set forth in Sections 4.1(f) and 4.2(f) and that none of such Persons acquires any Voting Securities other than as contemplated or permitted by this Agreement, any Initial Other Agreement, any Amended Other Agreement or the Articles) except for statutes or regulations the failure of Sprint with which to comply would not have a material adverse effect on (a) the transactions contemplated in this Agreement or any Amended Other Agreement, (b) the ability of the Buyers to exercise fully their rights under this Agreement or any Amended Other Agreement or the Articles, or (c) the intrinsic value of an investment in Sprint's equity securities (provided that a change in the market price of Sprint's equity securities shall not, in and of itself, be deemed to have a material adverse effect on the intrinsic value of an investment in Sprint's equity securities).

      Section 3.14. Vote Required; Board Recommendation. The only votes of the stockholders of Sprint required under Kansas law and the Articles and Bylaws to approve (a) the Proposed Charter Amendments and (b) such other matters, if any, related thereto or to this Agreement as Sprint may determine to submit to the stockholders of Sprint, are (i) the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Class A Common Stock, the Preferred Stock-First Series, the Preferred Stock-Second Series and the Preferred Stock-Fifth Series of Sprint, voting together as a single class,
(ii) the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Class A Common Stock, voting as a single class, and (iii) the approval (or the failure to disapprove) of the Class A Common Stock, voting or taking action as a class. The Board of Directors has determined that the proposals contemplated by Section 5.2(b) are advisable and in the best interests of the stockholders of Sprint.

      Section 3.15. Sprint Board Action. Prior to the date hereof, the Board of Directors of Sprint has approved (i) the Bylaw Amendment and (ii) the Management and Allocation Policies, each to be effective at the Primary Closing.

      Section 3.16. King & Spalding Opinion. On the date hereof, Sprint has received from King & Spalding its opinion to the effect that (i) the Recapitalization will constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, (ii) any outstanding stock which is designated as common stock of Sprint in Sprint's Articles of Incorporation will constitute voting stock of Sprint for federal income tax purposes, and (iii) except with respect to cash paid in lieu of fractional shares, if any, the holders of such stock of Sprint will not recognize income, gain or loss in and as a result of the Recapitalization. In rendering such opinion, King & Spalding may receive and rely upon representations contained in certificates of Sprint in form and substance reasonably acceptable to King & Spalding.

      Section 3.17. PCS Restructuring Agreement. A complete and correct copy of the PCS Restructuring Agreement has been provided to the Buyers.


                            ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE BUYERS
           --------------------------------------------

      Section 4.1. Representations and Warranties of FT. FT represents and warrants to Sprint as follows:

           (a) FT is a societe anonyme validly existing under the laws of the Republic of France, and has all requisite power and authority to: (i) enter into this Agreement, each of the Amended Other Agreements and the Letter Agreement, (ii) purchase the shares of Sprint's capital stock as provided herein, and in the Amended and Restated Stockholders' Agreement and the Articles as amended by the Proposed Charter Amendments, and (iii) comply with its obligations under this Agreement, each Amended Other Agreement and the Letter Agreement.

           (b) (i) The execution, delivery and performance of this Agreement, each Amended Other Agreement and the Letter Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of FT. Upon the execution and delivery by FT of this Agreement, each Amended Other Agreement and the Letter Agreement, each such agreement will constitute a legal, valid and binding agreement of FT, enforceable against FT in accordance with its terms.

           (ii) Neither the execution, delivery and performance by FT of this Agreement, each Amended Other Agreement or the Letter Agreement, nor the consummation by FT of the transactions contemplated hereby or thereby, will: (w) violate or conflict with any provision of the FT Law and Decrees; (x) require any Governmental Approvals or Third Party Approvals, except where the failure to so obtain, make or file such Governmental Approvals or Third Party Approvals is not reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement; (y) result in a default (or an event that, with notice or lapse of time or both, would become a default) under any Contract to which FT or any of its Subsidiaries is a party, or by which FT or any of its Subsidiaries or any of their respective assets or properties is bound, except for any such defaults that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement; or (z) violate or conflict with Law applicable to FT or any of its Subsidiaries, or any of the properties, businesses, or assets of FT or any of its Subsidiaries, except violations and conflicts that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

           (c) There is no Proceeding pending or, to the best of FT's Knowledge, threatened against or relating to FT or any of its Subsidiaries at law or in equity that, individually or in the aggregate, is reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against FT or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect FT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

           (d) FT is purchasing the shares of Sprint's capital stock to be purchased by it pursuant to this Agreement and the Amended and Restated Stockholders' Agreement for its own account for investment, and not with a view to the distribution of such shares or any part thereof. FT is a party to no Contract with any Person for resale of such shares in connection with such a distribution. FT acknowledges that the offering of the shares pursuant to this Agreement and the Amended and Restated Stockholders' Agreement will not be registered under the Securities Act or under any state securities or blue sky law or the securities laws of any other country, on the grounds (with respect to the Securities Act and such state securities or blue sky laws) that the offering and sale of shares of capital stock contemplated by this Agreement and the Amended and Restated Stockholders' Agreement are exempt from registration pursuant to exceptions available under such laws, and that Sprint's reliance upon such exemptions is predicated upon FT's representations set forth in this Agreement and the Amended and Restated Stockholders' Agreement. FT understands that the shares of Sprint's capital stock purchased by it pursuant to this Agreement and the Amended and Restated Stockholders' Agreement may not be sold or transferred unless such shares are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or any applicable securities law of any other country or an exemption from such registration is available.

           (e) All documents that FT is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by the Amended Other Agreements have complied and will comply in all material respects with applicable Law. All information supplied or to be supplied by FT in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by the Amended Other Agreements will be, at the time of filing, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not adversely affect in any material respect the consummation of the transactions contemplated by this Agreement or any Amended Other Agreement or the Letter Agreement.

           (f) FT is in compliance in all material respects with
      Article 2 of the Standstill Agreement.

           (g) Neither FT nor any Subsidiary of FT is entitled to any immunity on the grounds of sovereignty or otherwise (including, without limitation, pursuant to the Foreign Sovereign Immunities Act, 28 U.S.C. P. 1602 et seq.), based upon its status as an agency or instrumentality of government, from any legal action, suit or proceeding or from set off or counterclaim, from the jurisdiction of any competent court described in Section 7.8 hereof, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, in each case relating to this Agreement or any Amended Other Agreement or the Letter Agreement.

      Section 4.2. Representations and Warranties of DT. DT represents and warrants to Sprint as follows:

           (a) DT is an Aktiengesellschaft duly formed and validly existing under the laws of Germany, and has all requisite corporate power and authority to: (i) enter into this Agreement, each of the Amended Other Agreements and the Letter Agreement, (ii) purchase the shares of Sprint's capital stock as provided herein, and in the Amended and Restated Stockholders' Agreement and the Articles as amended by the Proposed Charter Amendments and (iii) comply with its obligations under this Agreement, each Amended Other Agreement and the Letter Agreement.

           (b) (i) The execution, delivery and performance of this Agreement, each Amended Other Agreement and the Letter Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of DT. Upon the execution and delivery by DT of this Agreement, each Amended Other Agreement and the Letter Agreement, each such agreement will constitute a legal, valid and binding agreement of DT, enforceable against DT in accordance with its terms.

           (ii) Neither the execution, delivery and performance by DT of this Agreement, each of the Amended Other Agreements or the Letter Agreement, nor the consummation by DT of the transactions contemplated hereby or thereby, will
      (w) violate or conflict with any provision of the Satzung or other governing documents of DT or any of its Subsidiaries; (x) require any Governmental Approvals or Third Party Approvals, except where the failure to so obtain, make or file such Governmental Approvals or Third Party Approvals, individually or in the aggregate, is not reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement; (y) result in a default (or an event that, with notice or lapse of time or both, would become a default) under any Contract to which DT or any of its Subsidiaries is a party, or by which DT or any of its Subsidiaries or any of their respective assets or properties is bound, except for any such defaults that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

           (c) There is no Proceeding pending or, to the best of DT's Knowledge, threatened against or relating to DT or any of its Subsidiaries at law or in equity that, individually or in the aggregate, is reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Amended Other Agreements or the Letter Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against DT or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect DT's ability to performs its obligations hereunder or under the Amended Other Agreements or the Letter Agreement.

           (d) DT is purchasing the shares of Sprint's capital stock to be purchased by it pursuant to this Agreement and the Amended and Restated Stockholders' Agreement for its own account for investment, and not with a view to the distribution of such shares or any part thereof. DT is a party to no Contract with any person for resale of such shares in connection with such a distribution. DT acknowledges that the offering of the shares pursuant to this Agreement and the Amended and Restated Stockholders' Agreement will not be registered under the Securities Act or under any state securities or blue sky law or the securities laws of any other country, on the grounds (with respect to the Securities Act and such state securities or blue sky laws) that the offering and sale of shares of capital stock contemplated by this Agreement and the Amended and Restated Stockholders' Agreement are exempt from registration pursuant to exceptions available under such laws, and that Sprint's reliance upon such exemptions is predicated upon DT's representations set forth in this Agreement and the Amended and Restated Stockholders' Agreement. DT understands that the shares of Sprint's capital stock purchased by it pursuant to this Agreement and the Amended and Restated Stockholders' Agreement may not be sold or transferred unless such shares are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or any applicable securities laws of any other country or an exemption from such registration is available.

           (e) All documents that DT is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by each Amended Other Agreement have complied and will comply in all material respects with applicable Law. All information supplied or to be supplied by DT in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by the Amended Other Agreements will be, at the time of filing, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not adversely affect in any material respect the consummation of the transactions contemplated by this Agreement or any Amended Other Agreement or the Letter Agreement.

           (f) DT is in compliance in all material respects with
      Article 2 of the Standstill Agreement.

           (g) Neither DT nor any Subsidiary of DT is entitled to any immunity on the grounds of sovereignty or otherwise (including, without limitation, pursuant to the Foreign Sovereign Immunities Act, 28 U.S.C. P. 1602 et seq.), based upon its status as an agency or instrumentality of government, from any legal action, suit or proceeding or from set off or counterclaim, from the jurisdiction of any competent court described in Section 7.8 hereof, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, in each case relating to this Agreement or any Amended Other Agreement or the Letter Agreement.

                             ARTICLE V

                             COVENANTS
                             ---------

      Section 5.1. Cooperation.

           (a) Between the date hereof and the earlier of (i) the last Applicable Closing to occur or (ii) the termination of this Agreement, subject to the terms and conditions of this Agreement, the Parties shall cooperate with each other and use all commercially reasonable efforts to obtain all necessary consents and approvals for the consummation of the transactions contemplated hereby and otherwise to satisfy the conditions to closing set forth in Article II hereof. Without limiting the generality of the foregoing,
      (A) each of FT and DT agrees to vote (or cause to be voted) the shares of capital stock of Sprint it owns (directly or indirectly) in favor of the Initial Charter Amendment, the Subsequent Charter Amendment, this Agreement, the Amended Other Agreements, the PCS Restructuring Agreement and the transactions contemplated hereby and thereby and the other matters related thereto presented for a vote at the Stockholders Meeting (including any class vote of the Class A Holders required thereat or in connection therewith), and agrees not to exercise any disapproval rights which it may have under the Articles or otherwise with respect to any such matters, and (B) each Party shall use its commercially reasonable efforts to obtain all consents and authorizations of third parties and Governmental Authorities and to make all filings with and give all notices to third parties and Governmental Authorities which may be necessary or required in order to effect the transactions contemplated hereby.

           (b) Each of the Parties shall use its reasonable efforts to resolve such objections, if any, as any Governmental Authority may assert with respect to this Agreement and the Amended Other Agreements and the transactions contemplated hereby and thereby under applicable Laws, including requesting reconsideration (which may be initiated by the party affected thereby or requested by any other Party) of any adverse ruling of any Governmental Authority and taking administrative appeals, if available and reasonably likely to result in a reversal of such adverse ruling. If any Proceeding is instituted by any Person challenging this Agreement, the Amended Other Agreements or the transactions contemplated hereby or thereby, the Parties shall promptly consult with each other to determine the most appropriate response to such Proceeding and shall cooperate in all reasonable respects with any Party subject to any such Proceeding, provided that the decision whether to initiate, and the control of, any Proceeding involving any Party shall remain within the sole discretion of such Party.

           (c) Notwithstanding the foregoing, in connection with any filing or submission required or action to be taken by Sprint, FT or DT to consummate the transactions contemplated hereby, (i) neither Sprint nor any Affiliates of Sprint shall be required to become subject to any requirement or condition that it divest or "hold separate" any assets or businesses or any similar transaction or restriction, and (ii) neither Sprint nor any Affiliates of Sprint shall be required to divest or hold separate or otherwise take (or refrain from taking) or commit to take (or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Sprint or any of its Subsidiaries.

           (d) Each Party shall (i) execute and deliver such additional instruments and other documents as may be reasonably requested by the other Parties hereto in connection with the consummation of the transactions contemplated hereby, and (ii) use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to consummate the transactions contemplated hereby and by the Amended Other Agreements and to satisfy the applicable conditions to closing hereunder.

           (e) FT shall comply, to the extent permitted by applicable Law of France, with final and nonappealable discovery orders rendered by a court of competent jurisdiction as provided in Section 7.8 hereof or in any corresponding section of any Amended Other Agreement, and shall take such reasonable action as appropriate in order to permit FT to so comply with such orders.

           (f) DT shall comply, to the extent permitted by applicable Law of Germany, with final and nonappealable discovery orders rendered by a court of competent jurisdiction as provided in Section 7.8 hereof or in any corresponding section of any Amended Other Agreement, and shall take such reasonable action as appropriate in order to permit DT to so comply with such orders.

           (g) Sprint shall, at the request of FT and DT, use its commercially reasonable efforts to obtain, as soon as is practicable, any United States regulatory approvals or other regulatory relief as FT and DT reasonably deem appropriate in order for FT and DT to exercise and benefit from their rights under this Agreement, the Amended Other Agreements and the Articles.

           (h) In addition to any obligations under the Standstill Agreement or the Amended and Restated Standstill Agreement, the Parties shall use reasonable efforts to consult in good faith with each other with a view to agreeing upon any press release or public announcement relating to the transactions contemplated hereby or by the Amended Other Agreements prior to the consummation thereof.

      Section 5.Certain Actions by Sprint.

           (a) As soon as is reasonably practicable after the execution of this Agreement, Sprint shall prepare and file with the SEC (i) the Proxy Statement to be mailed to Sprint stockholders in connection with the Stockholders Meeting to be held for the purpose of approving the Initial Charter Amendment, the Subsequent Charter Amendment and amendments to certain of Sprint's equity-based incentive plans in connection with the creation of the PCS Stock, among other things, and (ii) the Registration Statement containing the IPO Prospectus covering the shares of Series 1 PCS Stock to be sold in the IPO. Sprint shall use its commercially reasonable efforts to cause the Proxy Statement to be approved for mailing and the Registration Statement to become effective under the Securities Act, each as promptly as practicable after such filing, and shall take all commercially reasonable actions required to be taken under any applicable state blue sky or securities laws in connection with the IPO and the Recapitalization.

           (b) Sprint shall cause the Stockholders Meeting to be held as soon as practicable after the date hereof. Sprint's Board of Directors shall recommend that its stockholders approve the Initial Charter Amendment, the Subsequent Charter Amendment and the other matters related thereto presented for a vote in the Proxy Statement (including matters, if any, referred to in clause (b) of Section 3.14), and Sprint shall use commercially reasonable efforts to obtain such stockholder approval. Sprint shall not be deemed to have breached any obligation under this Agreement by reason of the disclosure of information in the Proxy Statement or any public announcement or other communication with Sprint's stockholders if such disclosure is required by Law, so long as the Board of Directors of Sprint shall not have withdrawn, limited, qualified or conditioned the recommendation referred to above. Sprint's conclusion that any such disclosure is required by Law will be final and binding on all the parties hereto if Sprint has received a written opinion of counsel that such disclosure or communication is required by Law. "Commercially reasonable" efforts shall not be deemed to require any action that would prevent Sprint's compliance with Section 3(a)(9) of the Securities Act in connection with the Recapitalization. Each of FT and DT shall provide such information regarding itself and its Affiliates as may reasonably be requested by Sprint for inclusion in the Proxy Statement. The information provided by FT and DT in writing for inclusion in the Proxy Statement will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in the light of the circumstances under which they are made, not misleading. All statements included in the Proxy Statement relating to FT or DT shall be subject to the approval of FT and DT, such approval not to be unreasonably withheld. If, at any time after the mailing of the definitive Proxy Statement and prior to the Stockholders Meeting, any event should occur that results in the information supplied by FT, DT or their respective Affiliates in writing for inclusion in the Proxy Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, FT and DT shall promptly notify Sprint of the occurrence of such event.

           (c) Sprint currently intends to close the IPO as soon as practicable following the Trigger Date, assuming that the other conditions to the closing (other than conditions relating solely to the obligations of FT and DT to purchase capital stock hereunder) have been satisfied or are capable of being satisfied on or prior to the Primary Closing Date; provided that the determination to proceed with the IPO at any time shall remain in Sprint's sole discretion. If the IPO occurs prior to the Recapitalization, the Primary Closing shall occur simultaneously with the closing of the IPO. If Sprint causes the IPO to be completed simultaneously with the Primary Closing, Sprint shall complete the Recapitalization by filing the Subsequent Charter Amendment with the Kansas Secretary of State within 120 days following the Primary Closing and, unless the Transfer Restrictions (as defined in the Amended and Restated Stockholders Agreement) have been terminated pursuant to Section 2.6(a) of the Amended and Restated Stockholders Agreement, each of FT and DT will, and will cause its controlled Affiliates to, for a period of one hundred eighty (180) days following the Primary Closing Date, refrain from engaging in any public sale or distribution of any PCS Stock or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, PCS Stock.

           (d) Subject to Section 5.2(e), if the IPO is not completed on or prior to the 30th day following the Trigger Date, then Sprint shall on the earlier of (i) the date which is 10 days following such date subsequent to the Trigger Date that Sprint reasonably determines that the IPO is not capable of being completed on or prior to the 30th day following the Trigger Date or (ii) the 40th day following the Trigger Date, effect the Recapitalization by filing the Initial Charter Amendment and the Subsequent Charter Amendment with the Kansas Secretary of State, assuming that the other conditions to closing have been satisfied or are capable of being satisfied at the Primary Closing. If Sprint causes the Recapitalization to be completed as provided in this Section 5.2(d), the Primary Closing hereunder shall occur simultaneously with the completion of the Recapitalization. In such event, Sprint currently intends to complete the IPO within 120 days after the Primary Closing Date. If Sprint completes the Recapitalization simultaneously with the Primary Closing and the IPO is completed within such 120-day period, unless the Transfer Restrictions (as defined in the Amended and Restated Stockholders Agreement) have been terminated pursuant to Section 2.6(a) of the Amended and Restated Stockholders Agreement, each of FT and DT will, and will cause its controlled Affiliates to, for a period commencing at the time of the Primary Closing and ending 90 days following the closing of the IPO, refrain from engaging in any public sale or distribution of any PCS Stock or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, PCS Stock.

           (e) If the Trigger Date occurs after August 1, 1998, and before September 1, 1998, the Trigger Date will be deemed to occur on the earlier of (i) September 1, 1998 or
      (ii) such date after August 1, 1998, that Sprint reasonably determines that the IPO is not capable of being completed on or prior to October 1, 1998.

      Section 5.3. IPO Matters. The IPO will be conducted substantially in accordance with the terms of the PCS
Restructuring Agreement.

      Section 5.4. Tax Matters. Each Party shall use all reasonable efforts to cause the Recapitalization to constitute a tax-free "reorganization" under Section 368(a) of the Code. Each Party agrees that it will not take any action, and will not permit any of its Subsidiaries or Affiliates to take any action, that such party knows would cause the Recapitalization to fail to qualify as a tax-free reorganization under Section 368(a) of the Code. Each Party agrees to report the Recapitalization on all tax returns and other filings as a reorganization under Section 368(a) of the Code. Absent a change in applicable Law, or a change in facts beyond Sprint's reasonable control, Sprint agrees that (i) it will not treat the closing of the transactions contemplated by this Agreement and the Amended Other Agreements, including with respect to the equity purchase rights of FT and DT described herein and therein, as giving rise to any withholding tax obligation (except in respect of any cash payments) and (ii) it will not change the withholding rate otherwise applicable to distributions as the result of the class votes provided to the holders of the PCS Stock. For purposes of the preceding sentence, change in applicable Law also includes any Revenue Ruling, and (as of the proposed effective date thereof) any proposed regulations or official notice of intent to propose regulations issued by the Internal Revenue Service.

      Section 5.5. Brokers or Finders.

           (a) Other than Salomon Smith Barney and SBC Warburg Dillon Read, no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by Sprint or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Amended Other Agreements. Sprint agrees to indemnify and hold harmless each of FT and DT from and against any and all claims, liabilities and obligations (including attorneys' fees (but not including the portion of any such fees determined pursuant to the German Fee Regulations) and disbursements of counsel) with respect to any such fees asserted by any Person as a result of any action by Sprint or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Amended Other Agreements.

           (b) Other than Credit Suisse First Boston, no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by FT or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Amended Other Agreements. FT agrees to indemnify and hold Sprint harmless from and against any and all claims, liabilities and obligations (including attorneys' fees and disbursements of counsel) with respect to any such fees asserted by any Person as a result of any actions by FT or its Affiliates in connection with the transactions contemplated by this Agreement and the Amended Other Agreements.

           (c) Other than Credit Suisse First Boston, no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by DT or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Amended Other Agreements. DT agrees to indemnify and hold Sprint harmless from and against any and all claims, liabilities and obligations (including attorneys' fees and disbursements of counsel) with respect to any such fees asserted by any Person as a result of any actions by DT or its Affiliates in connection with the transactions contemplated by this Agreement and the Amended Other Agreements.

      Section 5.6. No Action Relating to Takeover Statutes; Applicability of Future Statutes and Regulations. Sprint shall
(a) take no action, by resolution of its Board of Directors or otherwise, to cause the Business Combination Statute or the provisions of the Kansas Control Share Acquisitions Statute to apply to FT, DT or their respective Affiliates by virtue of the transactions contemplated by this Agreement, any Amended Other Agreement or the Articles, and (b) use reasonable efforts to avoid (to the extent possible) the application of any "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar anti-takeover statute or regulation promulgated under Kansas law after the date hereof to FT, DT or their respective Affiliates by virtue of the transactions contemplated by this Agreement, any Amended Other Agreement or the Articles.

      Section 5.7. Management and Allocation Policies. Sprint will not make any change in or amendment to the Management and Allocation Policies or the Bylaw Amendment (or waive or otherwise disregard any provision thereof) prior to the Recapitalization without the consent of each of FT and DT.

      Section 5.8. Sprint Action. Except to the extent that each of the Buyers otherwise consents in writing, or as otherwise contemplated by the PCS Restructuring Agreement, this Agreement or the Amended Other Agreements, until the Primary Closing, Sprint shall not amend or propose to amend the Articles or Bylaws in any manner that would adversely affect the consummation of the transactions contemplated by, or otherwise adversely affect the rights of the Buyers under, this Agreement, each Amended Other Agreement, the Articles as proposed to be amended by the Proposed Charter Amendments, and the Bylaws as proposed to be amended by the Bylaws Amendment.

      Section 5.9. Standstill Agreement. The discussions solely among FT, DT and Sprint (and their respective legal counsel and investment bankers) in connection with the negotiation, execution and delivery of this Agreement and the Amended Other Agreements and the discussions solely among FT, DT and Sprint (and their respective legal counsel and investment bankers) in connection with the consummation of the transactions contemplated thereby shall not constitute a violation of the Standstill Agreement or the Amended and Restated Standstill Agreement. In addition, the discussions solely among FT, DT, Sprint and the Cable Partners (and their respective legal counsel and investment bankers) prior to the date hereof in connection with the negotiation, execution and delivery of the Purchase Rights Agreement shall not constitute a violation of the Standstill Agreement or the Amended and Restated Standstill Agreement.


                            ARTICLE VI

                     TERMINATION; ABANDONMENT
                     ------------------------

      Section 6.1. Events of Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Primary Closing:

           (a) by mutual written consent of the Parties;

           (b) by any Party, by notice to the other Parties, if the actions to be taken by the Parties at the Primary Closing under clauses (a), (b) and (h) through (m) only of
      Section 1.1 hereof shall be prohibited by any final, nonappealable order, decree or injunction of a Governmental Authority;

           (c) by any Party that is not in material breach of any material covenant contained in this Agreement, by notice to the other Parties if the Primary Closing has not occurred on or before December 31, 1998;

           (d) by any Party that is not in material breach of any material covenant contained in this Agreement, by notice to the other Parties following the time that any condition to the Primary Closing set forth in Article II (other than any conditions set forth in Sections 2.1(b) and 2.3(b)) has become incapable of being satisfied on or prior to December 31, 1998;

           (e) by any Party that is not in material breach of any material covenant contained in this Agreement, by notice to the other Parties following a material breach of any material covenant contained in this Agreement by any other Party if such breach remains uncured in any material respect for 30 days following the giving of notice of the breach of such material covenant from the Party seeking to terminate this Agreement to each other Party; provided, that the Party seeking to terminate this Agreement gives written notice of such termination to each other Party within 30 days following the end of such 30-day cure period; or

           (f) by FT or DT, if the Board of Directors shall have withdrawn its recommendation of the proposals contemplated by Section 5.2(b) hereof or shall have qualified its recommendation in a manner materially adverse to FT and DT, provided that for purposes of this clause (f) if the Board of Directors continues its recommendation and approval of such proposals, but reflects in its recommendation additional information, the inclusion of such additional information, in and of itself, shall not be deemed to be a qualification that is materially adverse to FT and DT or otherwise provide FT and DT with a termination right under this clause (f).

      Section 6.2. Effect of Termination.

           (a) If this Agreement is terminated in accordance with
      Section 6.1, then this Agreement shall become null and void and have no further effect, without any liability of any Party to any other Party, except that the obligations of the Parties pursuant to Section 6.3 and Article VII and under any provision of this Agreement that expressly provides for certain actions to occur simultaneously with or following the termination of this Agreement shall survive the termination of this Agreement indefinitely; provided, that no such termination shall release or relieve any Party hereto from liability for any willful material breach of any material provision of this Agreement occurring prior to such termination.

           (b) If this Agreement is terminated in accordance with
      Section 6.1, then the Initial Other Agreements shall continue in full force and effect until terminated in accordance with their respective terms, without any amendment to the rights and obligations of the parties thereto.

      Section 6.3. Reimbursement of Expenses. If this Agreement is terminated pursuant to Section 6.1(f), in addition to any other remedies the Buyers may have hereunder, at law, in equity or otherwise, Sprint shall promptly reimburse each of FT and DT for their actual reasonable out-of-pocket expenses (including attorneys' fees, but notwithstanding the foregoing, not including the portion of any fees determined pursuant to the German Fee Regulations) incurred by it relating to the transactions contemplated by this Agreement and the Amended Other Agreements (as set forth on a certificate or certificates executed by an officer of each of FT and DT describing such expenses in reasonable detail) up to a maximum aggregate amount of $5 million for FT and DT collectively, to be allocated between FT and DT as FT and DT shall so determine.

      Section 6.4. Abandonment of Purchase and Sale of Capital Stock at Primary Closing. The obligations of the parties to consummate the purchase by FT and DT of the capital stock of Sprint contemplated hereby to occur at the Primary Closing may be abandoned at any time prior to the Primary Closing:

           (a) by any Party, by notice to the other Parties, if the purchase and sale of the capital stock of Sprint contemplated to occur at the Primary Closing shall be prohibited by any final, nonappealable order, decree or injunction of a Governmental Authority; or

           (b) if a Change of Control shall have occurred.

Notwithstanding any abandonment pursuant to this Section 6.4 of the purchase and sale of the capital stock of Sprint to be effected at the Primary Closing, this Agreement shall not be terminated and such abandonment shall have no effect whatsoever on (i) the Buyers' obligations under Article V to vote (or cause to be voted) the shares of capital stock of Sprint they own (directly or indirectly) in favor of the Initial Charter Amendment, the Subsequent Charter Amendment, this Agreement, the Amended Other Agreements, the PCS Restructuring Agreement and the transactions contemplated hereby and thereby and any other matters related thereto presented for a vote at the Stockholders Meeting (including any class vote of the Class A Holders required thereat or in connection therewith), and their agreement not to exercise any disapproval rights which they may have under the Articles or otherwise with respect to any such matters, or (ii) any other actions to be taken by the Parties at the Primary Closing, including the Parties' obligations to proceed with all of the transactions and deliveries contemplated to be undertaken at the Primary Closing (other than the purchase and sale by the Buyers of the capital stock of Sprint), and such transactions and deliveries in fact shall proceed if all of the other conditions to the Primary Closing have been satisfied or waived.

      Section 6.5. Abandonment of Secondary Closing and Greenshoe Closing. The obligations of the parties to consummate the purchase by FT and DT of the capital stock of Sprint contemplated hereby to occur at the Secondary Closing and/or the Greenshoe Closing may be abandoned at any time after the Primary Closing and prior to such Secondary Closing or Greenshoe Closing, as the case may be:

           (a)  by mutual written consent of the Parties;

           (b) by any Party, by notice to the other Parties, if the Secondary Closing or Greenshoe Closing, as the case may be, shall be prohibited by any final, nonappealable order, decree or injunction of a Governmental Authority;

           (c) by any Party that is not in material breach of any material covenant contained in this Agreement, by notice to the other Parties if the Secondary Closing has not occurred on or before June 30, 1999;

           (d) by any Party that is not in material breach of any material covenant contained in this Agreement, by notice to the other Parties following the time that any condition to closing set forth in Article II and applicable to the purchase by FT and DT of capital stock pursuant to this Agreement at the Secondary Closing or the Greenshoe Closing has become incapable of being satisfied on or prior to June 30, 1999;

           (e) by any Party that is not in material breach of any material covenant contained in this Agreement, by notice to the other Parties following a material breach of any material covenant contained in this Agreement by any other Party if such breach remains uncured in any material respect for 30 days following the giving of notice of the breach of such material covenant from the Party seeking to terminate this Agreement to each other Party; provided, that the Party seeking to abandon the Secondary Closing or the Greenshoe Closing gives written notice of such termination to each other Party within 30 days following the end of such 30-day cure period; or

           (f) if a Change of Control shall have occurred.

Notwithstanding any abandonment of the Secondary Closing or the Greenshoe Closing pursuant to this Section 6.5, this Agreement shall not be terminated and such abandonment shall have no effect whatsoever on the actions taken or to be taken by the Parties at the Primary Closing, including the execution and delivery by the Parties of the Amended Other Agreements.


                           ARTICLE VII

                          MISCELLANEOUS
                          -------------

      Section 7.1. Survival of Representations and Warranties.

           (a) The representations and warranties made by (i) Sprint in Sections 3.1 through 3.5, the first two sentences of Section 3.6(a) and Section 3.7 (but, in the case of Section 3.7, only to the extent that a change described in such Section relates to a Material Adverse Effect on Sprint and its Subsidiaries taken as a whole that existed on the Primary Closing Date, but arose after the later of (x) the date of the end of the quarter covered by the last Quarterly Report on Form 10-Q of Sprint filed prior to the Primary Closing Date and (y) the date of the end of the year covered by the last Annual Report on Form 10-K of Sprint filed prior to the Primary Closing Date) of this Agreement, and (ii) the Buyers in Sections 4.1 and 4.2 of this Agreement (the "Surviving Representations") will survive, solely with respect to any damages relating to each particular investment to be made at an Applicable Closing, until the earlier to occur of (x) 15 months after the date of the Applicable Closing and (y) 90 days after the publication of the results of the first full audit of the consolidated financial statements of Sprint and its Subsidiaries by Sprint's independent auditors following the Applicable Closing, such financial statements to include a balance sheet and statements of income and cash flows as of a date following the Applicable Closing and to be prepared in accordance with GAAP applied on a consistent basis with the financial statements included in the SEC Documents. Sprint shall have the right to cause its independent auditors to conduct such an audit at any time after the Applicable Closing. No action may be brought with respect to a breach of any Surviving Representation after such time unless, prior to such time, the Party seeking to bring such an action has notified the other Parties of such claim, specifying in reasonable detail the nature of the loss suffered. The representations and warranties provided in Sections 3.10, 4.1(g) and 4.2(g) shall survive without limitation as to time. None of the other representations and warranties made by any party in this Agreement or any Amended Other Agreement or in any certificate or document delivered pursuant hereto or thereto prior to or on the Applicable Closing shall survive the Applicable Closing. None of the representations and warranties made by any Party in this Agreement or any Amended Other Agreement or in any certificate or document delivered pursuant hereto or thereto at the Secondary Closing or Greenshoe Closing shall survive such Secondary Closing or Greenshoe Closing, as the case may be, provided that if any certificate or document delivered pursuant hereto, or any portion thereof, pertains to a Surviving Representation, such certificate or document, or such portion thereof, shall survive until the Surviving Representation to which it pertains shall no longer survive as provided herein.

           (b) The Buyers shall be entitled to recovery with respect to breaches of the Surviving Representations and to the representation and warranty provided in Section 3.10 made by Sprint pursuant to this Agreement (and in any certificate pertaining to any such representation) only if the aggregate amount of loss, liability or damage (including reasonable attorneys' fees (but not including the portion of any fees determined pursuant to the German Fee Regulations) and other costs and expenses) (collectively, "Damages") incurred or sustained by the Buyers arising from or relating to such breaches, in the aggregate, exceeds $30 million. Sprint shall be entitled to recovery with respect to breach of the Surviving Representations made by the Buyers pursuant to this Agreement (and in any certificate pertaining to any such representation) only if the aggregate amount of Damages sustained by Sprint arising from or relating to such breaches exceeds $30 million. Sprint shall not incur any liability under the representation and warranty provided in
      Section 3.10 or under any certificate pertaining to such representation (even if Sprint turns out in fact to be a U.S. real property holding corporation), provided that such representation and warranty is made to the best of Sprint's Knowledge and belief.

           (c) Notwithstanding anything in this Section 7.1 to the contrary, except solely with respect to the representations and warranties in Section 3.3 relating to the effect of the filing of the Proposed Charter Amendments with respect to the Class A Common Stock, the Buyers shall be entitled to Damages under this Section 7.1 only to the extent such Damages directly relate to the investment in Sprint being made by the Buyers pursuant to this Agreement, and without limiting the generality of the foregoing, the Buyers shall have no claim for Damages under this Agreement with respect to any actual or alleged diminution in value of, or other loss, liability or damage associated with, the Buyers' existing investment in Sprint or any additional purchases of capital stock of Sprint made by the Buyers other than pursuant to this Agreement.

      Section 7.2. Assignment. No Party will assign this
Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each other Party.

      Section 7.3. Entire Agreement. This Agreement, including the Disclosure Schedules, the Exhibits attached hereto, and the Amended Other Agreements embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein, provided that this provision shall not abrogate
(a) any other written agreement between the Parties executed simultaneously with this Agreement, (b) the Original Investment Agreement, or (c) the understanding set forth in Item 1 of
Schedule 2 to that certain memorandum dated June 22, 1995 among Sprint, FT and DT. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, except as so provided in the preceding sentence.

      Section 7.4. Expenses. Except as set forth in the next sentence, each Party and each of its Affiliates will bear its own expenses (including the fees and expenses of any attorneys, accountants, investment bankers, brokers, or other Persons engaged by it) incurred in connection with the preparation, negotiation, authorization, execution and delivery hereof and each of the Amended Other Agreements to which it or any of its Affiliates is a party, and the transactions contemplated hereby and thereby. Each of the Parties agrees that a Party making a request for this Agreement, the Letter Agreement, an Amended Other Agreement or any other document related to this Agreement and the Amended Other Agreements to be translated in the French language shall be responsible for the expenses associated with the preparation of such translations and that the non-requesting Parties shall be responsible for the expenses associated with the review of such translations by the non- requesting Parties and their advisors.

      Section 7.5. Waiver, Amendment, Etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, all the Parties. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

      Section 7.6. Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

      Section 7.7. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing in the English language and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven days after it has been sent by air mail, as follows:

        FT:               6 place d'Alleray
                          75505 Paris Cedex 15
                          France
                          Attn: Group Executive Vice President
                          Tel: (33-1) 44-44-84-72
                          Fax: (33-1) 44-44-01-51

        with a copy to:   6 place d'Alleray
                          75505 Paris Cedex 15
                          France
                          Attn: General Counsel
                          Tel: (33-1) 44-44-84-76
                          Fax: (33-1) 44-12-40-35
        with a copy to:   Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York 10022
                          U.S.A.
                          Attn: Alfred J. Ross, Jr., Esq.
                          Tel: (212) 848-4000
                          Fax: (212) 848-8434

        DT:               Friedrich-Ebert-Allee 140
                          D-53113 Bonn
                          Germany
                          Tel: 49-228-181-9000
                          Fax: 49-228-181-8970
                          Attn: Chief Executive Officer

        with a copy to:   Cleary, Gottlieb, Steen & Hamilton
                          One Liberty Plaza
                          New York, New York 10006
                          U.S.A.
                          Attn: Robert P. Davis, Esq.
                          Tel: (212) 225-2000
                          Fax: (212) 225-3999

        Sprint:           2330 Shawnee Mission
                          Parkway, East Wing
                          Westwood, Kansas 66205
                          U.S.A.
                          Attn: General Counsel
                          Tel: (913) 624-8440
                          Fax: (913) 624-8426

        with a copy to:   King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia 30303
                          U.S.A.
                          Attn: Bruce N. Hawthorne, Esq.
                          Tel: (404) 572-4903
                          Fax: (404) 572-5146

The Parties shall promptly notify each other in the manner provided in this Section 7.7 of any change in their respective addresses. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telex or telecopier also shall be sent concurrently by mail, but shall in any event be effective as stated above.

      Section 7.8. Governing Law; Dispute Resolution; Equitable
Relief.

           (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
      IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
      (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER
      APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

           (b) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

           (c) EACH OF FT AND DT HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 1633 BROADWAY, NEW YORK, NEW YORK, 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT AND THE AMENDED OTHER AGREEMENTS, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO FT AND DT IN THE MANNER PROVIDED IN SECTION 7.7. FT AND DT SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT FT AND DT WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK, NEW YORK. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER

      CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. EACH OF FT AND DT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH OF FT AND DT EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.

           (d) EACH PARTY AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTIES FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN ADDITION TO ALL OTHER REMEDIES THE OTHER PARTES MAY HAVE, THEY SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH TO THE EXTENT PERMITTED BY APPLICABLE LAW. EACH PARTY AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT SUCH A BREACH HAS OCCURRED, AND TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

      Section 7.9. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable Law, each Party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, to the extent permitted by applicable Law it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.

      Section 7.10. Translation.

           (a) The Parties have negotiated this Agreement in the English language and have prepared successive drafts and the definitive text of this Agreement in the English language. For purposes of complying with the French Translation Law, Sprint has prepared and the other Parties have reviewed a French version of this Agreement, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The Parties deem the French and English versions of this Agreement to be equally authoritative.

           (b) The Parties acknowledge that the PCS Restructuring Agreement, Initial Charter Amendment, the Subsequent Charter Amendment, the Qualified Stock Purchaser Standstill Agreement (as such term is defined in the Amended and Restated Stockholders' Agreement), Sprint Stock Payment Notes (as such term is defined in the Amended and Restated Stockholders' Agreement) and Sprint Eligible Notes (as such term is defined in the Amended and Restated Stockholders' Agreement), and any draft forms thereof, are not required to be translated into the French language to comply with the French Translation Law and that the Exhibits to the Letter Agreement are either not required to be translated into the French language prior to the Primary Closing to comply with the French Translation Law or are not required to be translated into the French language either before or after the Primary Closing to comply with the French Translation Law.

      Section 7.11. Table of Contents; Headings; Counterparts. The table of contents and the headings in this Agreement are for convenience of reference only and will not affect the construction of any provisions hereof. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

      Section 7.12. Waiver of Immunity. Each of FT and DT agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set off or counterclaim relating to this Agreement from the jurisdiction of any competent court described in Section 7.8, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Each of FT and DT agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. P. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against FT or DT with respect to this Agreement.

      Section 7.13. Continuing Director Approval. Where Continuing Director approval is otherwise explicitly required under this Agreement with respect to a transaction or determination on the part of Sprint, such approval shall not be required if (a) the Fair Price Provisions have been deleted in their entirety, (b) the Fair Price Provisions have been modified so as explicitly not to apply to any holder of Class A Common Stock, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any holder of Class A Common Stock contemplated by the Amended Other Agreements or the Articles as amended by the Proposed Charter Amendments, (c) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or (d) the holder of Class A Common Stock that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Exchange Act, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Exchange Act, as in effect on October 1, 1982), is not an "Interested Stockholder" or an "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions. Where this Agreement provides that Continuing Director approval is explicitly required to undertake a transaction or make a determination on the part of Sprint, Sprint shall not undertake such transaction or make such determination unless it first delivers a certificate, signed by a duly authorized officer of Sprint, to each of FT and DT certifying that such approval either has been obtained or is not required as set forth in the preceding sentence, and FT and DT shall be entitled to rely on such certificate.

      Section 7.14. Changes in Law. The inclusion by the Parties in the Amended Other Agreements and by Sprint in the Proposed Charter Amendments of provisions contained in the Initial Other Agreements and in the existing Articles which provided for the termination, modification or vesting of certain rights and obligations of the parties upon a change in the Law relating to the United States Communications Act of 1934 is not intended to create an inference that the Parties believe that no such changes in the Law have occurred since the date of the Initial Other Agreements and such provisions shall be interpreted with reference to the respective dates of the Initial Other Agreements and the date of filing of the Articles in connection with the closing of the transactions contemplated by the Original Investment Agreement.

      Section 7.15. Currency. All amounts payable under this Agreement and the Amended Other Agreements shall be payable in U.S. dollars.


                           ARTICLE VIII

                           DEFINITIONS
                           -----------

      Section 8.1. Certain Definitions. As used in this
Agreement, the following terms shall have the meanings specified below:

      "Acquiring Person Statement" means the acquiring person statement dated November 17, 1995, delivered by FT, DT and certain of their Affiliates pursuant to Section 17-1291 of the Kansas Control Share Acquisitions Statute.

      "Affiliates" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Master Restructuring and Investment
Agreement, including the Schedules attached hereto.

      "Amended and Restated Confidentiality Agreements" means the
Amended and Restated DT Investor Confidentiality Agreement and the Amended and Restated FT Investor Confidentiality Agreement.

      "Amended and Restated DT Investor Confidentiality
Agreement" means the confidentiality agreement between Sprint and DT, in form reasonably satisfactory to each of the Parties.

      "Amended and Restated FT Investor Confidentiality
Agreement" means the confidentiality agreement between Sprint and FT, in form reasonably satisfactory to each of the Parties.

      "Amended and Restated Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement among the
Parties, in form reasonably satisfactory to each of the Parties.

      "Amended and Restated Standstill Agreement" means the
Amended and Restated Standstill Agreement among the Parties, in form reasonably satisfactory to each of the Parties.

      "Amended and Restated Stockholders' Agreement" means the
Amended and Restated Stockholders' Agreement among the Parties, in form reasonably satisfactory to each of the Parties.

      "Amended Other Agreements" means the Amended and Restated
Registration Rights Agreement, the Amended and Restated
Standstill Agreement, the Amended and Restated Stockholders'
Agreement, the Amended and Restated DT Investor Confidentiality
Agreement and the Amended and Restated FT Investor
Confidentiality Agreement.

      "Applicable Closing" means the Primary Closing, the
Secondary Closing or the Greenshoe Closing, as provided by the context of the sentence.

      "Articles" means the Articles of Incorporation of Sprint, as amended from time to time, including pursuant to the Proposed
Charter Amendments.

      "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" shall mean (a) in the case of FT, any Person occupying any of the positions listed on Schedule 8.1(a) hereto, and (b) in the case of DT, any Person occupying any of the positions listed on Schedule 8.1(b) hereto, provided, further, that, in each case, no Person occupying any such position described in clause (a) or clause (b) hereof shall be deemed an

"Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of Sprint. .

      "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, shall mean any Person which:

           (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including pursuant to the Original Investment Agreement, this Agreement and the Amended and Restated Stockholders' Agreement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

           (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof but including all such securities which a Person has the right to acquire beneficial ownership of, whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

           (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that (i) Class A Common Stock, FON Stock and PCS Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates; (ii) FON Stock and PCS Stock shall not be deemed to be Beneficially Owned by FT, DT or their Affiliates or Associates by virtue of the top up rights and standby commitments granted under the Purchase Rights Agreement except to the extent that FT, DT or their Affiliates or Associates have (A) acquired shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement, or (B) become irrevocably committed to acquire, and the Cable Partners have become irrevocably committed to sell, shares of Sprint FON Stock or Sprint PCS Stock pursuant to the Purchase Rights Agreement (with such Beneficial Ownership to be determined on a full-voting basis), subject only to customary closing conditions, if any; and
(iii) FT, DT and their Affiliates and Associates shall not be deemed to Beneficially Own any incremental Voting Power resulting solely from the increase in Voting Power provided for by the application of Section 7.5(d) of the Articles.

      "Board of Directors" means the board of directors of Sprint.

      "Business Day" means any day other than a day on which commercial banks in the City of New York, Paris, France or Frankfurt am Main, Germany, are required or authorized by law to be closed.

      "Buyers" means DT and FT.

      "Bylaw Amendment" means the amendment to the Bylaws in form reasonably satisfactory to each Party to be effected by the Board of Directors of Sprint in connection with this Agreement and the PCS Restructuring Agreement.

      "Cable Partner Registration Rights Agreement" means the registration rights agreement among Sprint and the Cable Partners to be entered into pursuant to the PCS Restructuring Agreement.

      "Cable Partners" means TCI, Comcast and Cox.

      "Change of Control" means a:

           (a) decision by the Board of Directors to sell Control of Sprint or not to oppose a third party tender offer for Voting Securities of Sprint representing more than 35% of the Voting Power of Sprint; or

           (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of any series of Preferred Stock of Sprint; or
      (ii) any unsolicited tender, exchange or other purchase offer which has not be approved by a majority of the Independent Directors,

provided that a Strategic Merger shall not be deemed to be a Change of Control and, provided, further, that any transaction between Sprint and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a contract therefor shall not be deemed to be a Change of Control.

      "Class A Common Stock" means the Class A Common Stock of
Sprint, as provided for in the Articles, including the Old Class
A Common Stock and the Class A Common Stock -- Series DT (each as referred to in the Proposed Charter Amendments).

      "Class A Holders" means the holders of the Class A Stock.

      "Class A Provisions" has the meaning set forth in the Articles, as amended from time to time, including by the Proposed
Charter Amendments.

      "Class A Stock" means (i) prior to the Primary Closing, the Class A Common Stock, (ii) following the Primary Closing, but prior to the Recapitalization, the Class A Common Stock and the Series 3 PCS Stock, and (iii) following the Recapitalization, the Class A Common Stock, the Series 3 FON Stock and the Series 3 PCS Stock.

      "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Comcast" means Comcast Corporation, a Pennsylvania corporation.

      "Common Stock" means the Common Stock, par value U.S. $2.50 per share, of Sprint.

      "Continuing Director" means any Director who is unaffiliated with the Buyers and their "affiliates"and "associates" (as each such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1,
1982) and was a Director prior to the time that any Buyer or such affiliate or associate became an Interested Stockholder (as such term is defined in the Fair Price Provisions), and any successor of a Continuing Director if such successor is not affiliated with any such Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

      "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

      "Control" means, with respect to a Person or Group, any of the following:

           (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

           (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

      "Cox" means Cox Communications, Inc., a Delaware corporation.

      "CP Closing" means the consummation of the Mergers (as defined in the PCS Restructuring Agreement) and the other transactions contemplated by the PCS Restructuring Agreement.

      "CP Exchange" means the issuance of shares of Series 2 PCS
Stock by Sprint at the CP Closing in exchange for certain interests owned by the Cable Partners pursuant to the PCS
Restructuring Agreement.

      "CP/FT-DT Top Up Purchase" means the purchase by the Cable Partners under the PCS Restructuring Agreement of shares of Series 2 PCS Stock in connection with the purchase by FT and DT of shares of Sprint capital stock pursuant to this Agreement.

      "CP/Greenshoe Top Up Purchase" means the purchase by the Cable Partners under the PCS Restructuring Agreement of shares of Series 2 PCS Stock in connection with the Greenshoe.

      "CP/IPO Top Up Purchase" means the purchase by the Cable
Partners under the PCS Restructuring Agreement of shares of Series 2 PCS Stock in connection with the IPO.

      "Director" means a member of the Board of Directors.

      "DT" has the meaning set forth in the preamble.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors as certified in a resolution delivered to all of the holders of Class A Stock.

      "Fair Price Provisions" means ARTICLE SEVENTH of the
Articles, and any successor provision thereto.

      "FON Stock" means the Series 1 FON Stock, the Series 2 FON
Stock and the Series 3 FON Stock.

      "French Translation Law" means the loi n(degree) 94-665 du
4 aout 1994 relative a l'emploi de la langue francaise.

      "FT" has the meaning set forth in the preamble.

      "FT Law and Decrees" means (a) Act N(degree) 83-675 of July 23, 1983 concerning the democratization of the public sector, (b) Act. N(degree) 90-568 of July 2, 1990 concerning the organization of the Post Office and Telecommunications public service as amended by Act N(degree) 96-660 of July 26, 1996 concerning the national undertaking France Telecom and (c) Decree N(degree) 96-1174 of December 27, 1996 approving the constitution of France Telecom, including miscellaneous provisions concerning the operation of France Telecom.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "German Fee Regulations" means Bundesgebuhrenordnung fur
Rechtsanwalte vom 26. Juli 1957 (BGBI) I S. 907 (as it or any successor provision is from time to time in effect).

      "Governmental Approval" means any consent, waiver, grant, concession or License of, registration or filing with, or declaration, report or notice to, any Governmental Authority.

      "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state, local or political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, arbitration tribunal, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas S.A.
or any of their respective Subsidiaries.

      "Greenshoe" has the meaning set forth in Section 1.3 of this Agreement.

      "Greenshoe Closing" means the consummation of the purchase by FT and DT of shares of Sprint capital stock pursuant to
Section 1.3 of this Agreement.

      "Greenshoe Closing Date" means the date of the Greenshoe
Closing.

      "Greenshoe Top Up Purchase" means the purchase by FT and DT of a number of shares of Series 3 PCS Stock sufficient for FT and DT, in the aggregate, to Beneficially Own 25% of the aggregate Voting Power attributable to the shares of Series 1 PCS Stock and Series 2 PCS Stock issued in the Greenshoe and the CP/Greenshoe Top Up Purchase, respectively.

      "Group" means any group within the meaning of Section
13(d)(3) of the Exchange Act.

      "Independent Director" has the meaning set forth in the Articles.

      "Initial Charter Amendment" means the Amended and Restated Articles of Incorporation of Sprint in form reasonably satisfactory to each Party effecting the creation of the PCS Stock and the creation of the PCS Group and the Sprint FON Group, which Sprint shall file with the Kansas Governmental Authorities on or before the Primary Closing Date.

      "Initial Other Agreements" means the Registration Rights
Agreement, the Standstill Agreement, the Stockholders' Agreement, and the Investor Confidentiality Agreements.

      "Investor Confidentiality Agreements" means the
Confidentiality Agreement between Sprint and DT dated January 31,
1996 and the Confidentiality Agreement between Sprint and FT dated January 31, 1996.

      "IPO" means the initial primary underwritten public offering of Series 1 PCS Stock pursuant to an effective registration statement under the Securities Act, proposed to be conducted by Sprint in accordance with Sections 5.2 and 5.3, that Sprint currently expects to generate net proceeds of between $500 million and $1.1 billion.

      "IPO Price" means the initial price per share at which shares of Series 1 PCS Stock are purchased by the public in the IPO.

      "IPO Prospectus" means a prospectus located within the Registration Statement covering the shares of Series 1 PCS Stock to be sold in the IPO.

      "Kansas Control Share Acquisitions Statute" means Kan.
Stat. Ann. Section 17-1286 et seq. (1988).

      "Knowledge", or any phrase or term of similar meaning, when used with respect to any of the Parties, means the actual knowledge of the executive officers of such Party, without having made any special investigation or inquiry regarding the applicable subject matter.

      "Law" means any foreign or domestic law, statute, code, ordinance, rule or regulation promulgated, or any order, judgment, writ, stipulation, award, injunction or decree entered, by a Governmental Authority.

      "License" means any license, ordinance, authorization, permit, certificate, variance, exemption, order, franchise or approval, domestic or foreign.

      "Lien" means any lien, pledge, claim, encumbrance, mortgage or security interest in real or personal property.

      "Management and Allocation Policies" means the policies to be adopted by the Board of Directors, effective as of the Primary Closing Date, governing the relationship between the PCS Group (on the one hand) and the Sprint FON Group (on the other hand).

      "Material Adverse Effect" on any party hereto means, with respect to any Party, the effect of any event, occurrence, fact, condition or change that is materially adverse to the business, operations, results of operations, financial condition, assets or liabilities of such Person.

      "Original Investment Agreement" has the meaning set forth in the Recitals to this Agreement.

      "Party" and "Parties" have the meaning set forth in the Recitals to this Agreement.

      "PCS Group" has the meaning set forth in the Initial
Charter Amendment.

      "PCS Preferred Issuance" means the issuance of the PCS
Preferred Stock pursuant to the PCS Restructuring Agreement.

      "PCS Preferred Stock" means the Preferred Stock -- Series 7 of Sprint, no par value per share, which shall be created and issued pursuant to the terms of the PCS Restructuring Agreement.

      "PCS Restructuring Agreement" means the Restructuring and
Merger Agreement, dated as of the date hereof, between Sprint and the other parties listed therein.

      "PCS Stock" means the Series 1 PCS Stock, the Series 2 PCS
Stock, the Series 3 PCS Stock and the PCS Preferred Stock.

      "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated association or other entity.

      "Primary Closing" means the closing of the actions contemplated by this Agreement to take place concurrently with the CP Exchange (which may include the CP Exchange Top Up Purchase if the conditions to the CP Exchange Top Up Purchase have been satisfied or waived by the appropriate parties), as contemplated by this Agreement, held on the date and at the place fixed in accordance with Article I.

      "Primary Closing Date" means the date of the Primary
Closing.

      "Proceeding" means any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

      "Proposed Charter Amendments" means the Initial Charter
Amendment and the Subsequent Charter Amendment.

      "Proxy Statement" means a proxy statement to be mailed to Sprint stockholders in connection with the Stockholders Meeting.

      "Purchase Rights Agreement" means the Top Up Right
Agreement dated May 26, 1998 among FT, DT and the Cable Partners as in effect on the date hereof.

      "Recapitalization" means the reclassification of Sprint
Common Stock into Series 1 FON Stock and Series 1 PCS Stock to be effected by the filing of the Subsequent Charter Amendment.

      "Registration Rights Agreement" means the Registration
Rights Agreement dated as of January 31, 1996, between Sprint, FT and DT.

      "Registration Statement" means a registration statement on Form S-3 containing the IPO Prospectus covering the shares of Series 1 PCS Stock to be sold in the IPO.

      "SEC" means the Securities and Exchange Commission.

      "Secondary Closing" means the consummation of the purchase by FT and DT of shares of Sprint capital stock pursuant to
Section 1.2 of this Agreement.

      "Secondary Closing Date" means the date of the Secondary
Closing.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series 1 FON Stock" means the FON Common Stock -- Series
1, par value to be determined, of Sprint, which will be created by the filing of the Subsequent Charter Amendment.

      "Series 1 PCS Stock" means the PCS Common Stock -- Series
1, par value to be determined, of Sprint, which will be created on or about the Primary Closing Date by the filing of the Initial
Charter Amendment.

      "Series 2 FON Stock"means the FON Common Stock -- Series 2, par value to be determined, of Sprint, which will be created by the filing of the Subsequent Charter Amendment.

      "Series 2 PCS Stock" means the PCS Common Stock -- Series
2, par value to be determined, of Sprint, which will be created on or about the Primary Closing Date by the filing of the Initial
Charter Amendment.

      "Series 3 FON Stock" means the FON Common Stock -- Series
3, par value to be determined, of Sprint, which will be created by the filing of the Subsequent Charter Amendment.

      "Series 3 PCS Stock" means the PCS Common Stock -- Series
3, par value to be determined, of Sprint, which will be created on or about the Primary Closing Date by the filing of the Initial
Charter Amendment.

      "Sprint" means Sprint Corporation, a Kansas corporation.

      "Sprint FON Group" has the meaning set forth in the Initial
Charter Amendment.

      "Sprint PCS" means Sprint Spectrum L.P., a Delaware limited partnership.

      "SprintSub" means Sprint Global Venture, Inc., a wholly-owned subsidiary of Sprint.

      "Standstill Agreement" means the Standstill Agreement, dated as of July 31, 1995, among Sprint, FT and DT, as amended on June 24, 1997.

      "Stockholders' Agreement" means the Stockholders'
Agreement, dated as of January 31, 1996, among Sprint, FT and DT, as amended on June 24, 1997.

      "Stockholders Meeting" means a special meeting to be held for the purpose of approving the Initial Charter Amendment, the Subsequent Charter Amendment and amendments to certain of Sprint's equity-based incentive plans in connection with the creation of the PCS Stock, among other things.

      "Strategic Merger" means a merger or other business combination involving Sprint (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and (ii) if Sprint is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

      "Subsequent Charter Amendment" means the Amendment to the Restated Articles of Incorporation of Sprint in form reasonably satisfactory to each Party effecting the Recapitalization, which Sprint shall file with the Kansas Governmental Authorities either
(i) on or before the Primary Closing Date or (ii) within 120 days following the Primary Closing.

      "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

      "TCI" means Tele-Communications, Inc., a Delaware corporation.

      "Third Party Approval" means any consent, waiver, grant, concession, license, authorization, permit, franchise or approval of, or notice to, any Person other than a Governmental Authority.

      "Top Up Note" means notes of FT or DT, as applicable, in form reasonably satisfactory to each of the Parties, made payable to Sprint.

      "Trading Days" means with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Transfer" means any act pursuant to which, directly or indirectly, the ownership of assets or securities in question is sold, exchanged, assigned, transferred, conveyed, delivered or otherwise disposed of.

      "Trigger Date" means the date that the conditions to closing set forth in Sections 8.1(a), 8.1(b) and 8.1(d) of the PCS Restructuring Agreement have been satisfied or waived.

      "Volume Weighted Trading Average" means, with respect to any share of capital stock as of a specific date, the volume-weighted average Closing Price for the 20 consecutive
Trading Days ending on the last Trading Day prior to such date.

      "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to Sprint only, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in ARTICLE SIXTH of the Articles) with respect to matters other than the election of directors at a meeting of the stockholders of Sprint.

      "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

      "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of Sprint, shall include, without limitation, the Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a holder of the Class A Stock.

      "Wholly-Owned Subsidiary" means, as to any Person, a Subsidiary of such Person in which 100% of the equity and voting interest is owned, directly or indirectly, by such Person.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.


                       SPRINT CORPORATION


                       By: /s/ William T. Esrey
                          --------------------------------
                          Name: William T. Esrey
                          Title: Chairman and Chief
                                 Executive Officer


                       FRANCE TELECOM S.A.


                       By: /s/ Thierry Girard
                          --------------------------------
                          Name: Thierry Girard
                          Title: Senior Vice President


                       DEUTSCHE TELEKOM AG


                       By: /s/ Helmut Reuschenbach
                          --------------------------------
                          Name: Helmut Reuschenbach
                          Title: Senior Executive Director

                         Schedule 3.2

Authorized Capital Stock

      Common Stock                    1,000,000,000 shares
      Class A Common Stock              500,000,000 shares
      Preferred Stock                    20,000,000 shares

Shares of Capital Stock issued and outstanding at March 31, 1998.

      Common-Issued                     350,273,927 shares (1)
      Common-Outstanding                344,303,011 shares (1)(2)
      Class A Common                     86,236,036 shares
      Preferred Stock - First
        Series, Convertible                  42,515 shares
      Preferred Stock - Second
        Series, Convertible                 254,211 shares
      Preferred Stock - Fifth
        Series                                   95 shares
      Treasury Shares                     5,970,916 shares (3)

(1) Includes estimate of aggregate shares issuable in Centel merger based on outstanding Centel shares on date of merger and exchange rate of 1.37 Sprint shares for each Centel share. No fractional shares are issued in the exchange; therefore, as exchanges occur, the original estimate must be adjusted, which is done on a quarterly basis.

(2) Number reported on Sprint's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. Includes 24,467 shares issuable in connection with options exercised in March, 1998, but not issued until April, 1998, and excludes 50,000 shares purchased by Sprint in March, 1998, but not transferred into Sprint's name until April, 1998.

(3) Excludes 24,467 shares issuable in connection with options exercised in March, 1998, but not issued until April, 1998, and includes 50,000 shares purchased by Sprint in March, 1998, but not transferred into Sprint's name until April, 1998.

Stockholder agreements, voting trusts and other Contracts relating to the voting or transfer (including purchase) of any shares or units of any Voting Securities of Sprint

Fidelity Trust Agreement between Sprint Corporation and Fidelity
Management Trust Company

      Includes provisions regarding the voting by the Trustee of shares of Sprint Common Stock in the following plans:

           (1)  Sprint Retirement Savings Plan for Bargaining
                Unit Employees
           (2) Sprint Retirement Savings Plan (includes TRASOP and ESOP Suspense Account)
           (3)  Centel Retirement Savings Plan for Bargaining
                Unit Employees

Centel Employees' Stock Ownership Trust between Centel
Corporation and The Northern Trust Company.

           Includes provisions regarding the voting by the Trustee of shares of Sprint Common Stock in the Centel
           ESOP.

Agreement and Plan of Merger dated as of May 27, 1992, among Sprint Corporation, FW Sub Inc and Centel Corporation (holders of Centel common stock who have not exchanged their Centel certificates for Sprint Common Stock are not permitted to vote the shares of Sprint Common Stock to which they are entitled).

Various agreements with employees under employee stock plans
(restrict transfer of shares of Sprint Common Stock issued to employees under the plans).

PCS Restructuring Agreement and related agreements with the Cable
Partners.

                           Schedule 3.5

A.    Governmental Approvals.

      1. Satisfaction of all applicable requirements under state securities or blue sky laws and the filing and clearance of the Proxy Statement and the IPO
           Registration Statement with the SEC.

      2. The Series 1 PCS Stock and the Series 1 FON Stock shall have been approved for listing on the New York Stock Exchange or if not so approved, shall have been approved for listing on the American Stock Exchange or approved for quotation on the National Association of Securities Dealers Automated National Market System.

      3.   Filing of the Charter Amendments with the appropriate
           Kansas Governmental Authorities.

      4.   Approvals required for the Restructuring.

           (a)  Notification pursuant to the Hart-Scott-Rodino
                Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

           (b) Consents required from the FCC shall have been granted.


B.    Third Party Approvals.

      1. Approval of the Charter Amendments and related matters by the stockholders of Sprint by the requisite vote

C.    Defaults, Conflicts, Etc.

      Any default (or any event that, with notice or lapse of time or both, would become a default), or any event which would give rise to any right of termination by any third party, or any cancellation, amendment or acceleration of any obligation or the loss of any benefit under, or the creation of any Lien on, any of the assets or property of Sprint or any of its Subsidiaries, arising in each case solely from a failure to obtain any Governmental Approval as listed in Section A of this Schedule 3.5 or any Third Party Approval as listed in Section B of this Schedule 3.5.

D.    Violations, Conflicts, Etc. with Applicable Law.

      See Sections A and B of this Schedule 3.5.

                          Schedule 8.1(a)

                         Associates of FT

All members of the FT Board of Directors, except for any such members appointed by either the Government of France or any union or employee group or any such members representing FT's publicly traded shares.

Executive Officers:
           Chief Executive Officer

      Members of the Executive Committee:
           Large Business Division
           Development Division
           Finance Division
           Network Division
           Residential and Small Business Division

      Other Officers:
           General Secretary
           Director of Human Resources
           Director of Public Affairs
           Director of Corporate Communications

                          Schedule 8.1(b)


                         Associates of DT*


The term "Associate," as used with respect to DT, shall mean any person occupying any of the positions below:


A.    Management Board Members

      1.   Chairman of the Management Board

      2.   Management Board Member, Business Customers

      3.   Management Board Member, International

      4.   Management Board Member, Networks

      5.   Management Board Member, Finance & Auditing

B.    General Managers and Others

      1.   Corporate Policy, Corporate Strategy, Auditing

      2.   International Mergers & Acquisitions

      3.   Global Relationships

      4.   International Networks

      5.   International Finance/Mergers & Acquisitions

--------

* In the event of a reorganization of DT, this listing shall be deemed to be revised to include any successor position that includes or otherwise incorporates duties and responsibilities substantially similar in nature and scope as the duties and responsibilities of the positions listed herein.

      If DT creates the position of General Counsel having functions and responsibilities comparable to the typical functions and responsibilities of a General Counsel of a U.S. public company, such General Counsel position shall become part of the foregoing list of positions of DT Associates.